                                                                     EXHIBIT 2.1
         ==============================================================










                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                NCO GROUP, INC.,

                        CARDINAL ACQUISITION CORPORATION

                                       AND

                   COMPASS INTERNATIONAL SERVICES CORPORATION



                            Dated as of May 12, 1999









         ==============================================================



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

                          AGREEMENT AND PLAN OF MERGER


                                TABLE OF CONTENTS
                                                                              Page
                                                                              ----


                                    ARTICLE I

                                   THE MERGER

Section 1.1.   The Merger.......................................................1
               ----------
Section 1.2.   Certificate of Incorporation.....................................1
               ----------------------------
Section 1.3.   By-Laws..........................................................2
               -------
Section 1.4.   Directors and Officers...........................................2
               ----------------------
Section 1.5.   Effective Time...................................................2
               --------------


                                    ARTICLE II

                               CONVERSION OF SHARES

Section 2.1.   Company Common Stock.............................................2
               --------------------
Section 2.2.   Fractional Interests.............................................3
               --------------------
Section 2.3.   Anti-Dilution Provisions.........................................3
               ------------------------
Section 2.4.   Purchaser Common Stock...........................................3
               ----------------------
Section 2.5.   Exchange of Shares...............................................3
               ------------------
Section 2.6.   Employee Stock Options...........................................5
               ----------------------


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1.   Organization.....................................................5
               ------------
Section 3.2.   Capitalization...................................................6
               --------------
Section 3.3.   Authorization of this Agreement..................................7
               -------------------------------
Section 3.4.   Consents and Approvals; No Violation.............................7
               ------------------------------------
Section 3.5.   Financial Statements and Reports.................................8
               --------------------------------
Section 3.6.   Absence of Material Adverse Change...............................9
               ----------------------------------
Section 3.7.   Information in Proxy Statement/Prospectus, Registration
               Statement and HSR Filings.......................................10
               ---------------------------------------------------------

Section 3.8.   Undisclosed Liabilities..........................................10
               -----------------------
Section 3.9.   Taxes............................................................10
               -----
Section 3.10.  Litigation.......................................................11
               ----------


Section 3.11.  Compliance with Laws.............................................11
               --------------------
Section 3.12.  Real Property; Assets............................................11
               ---------------------
Section 3.13.  Employment Agreements and Benefits, etc..........................13
               ---------------------------------------
Section 3.14.  Opinion of Financial Advisor.....................................13
               ----------------------------
Section 3.15.  Finders and Brokers..............................................14
               -------------------
Section 3.16.  Certain Contracts and Arrangements...............................14
               ----------------------------------
Section 3.17.  Employee Relations...............................................15
               ------------------
Section 3.18.  Intellectual Property; Software..................................15
               -------------------------------
Section 3.19.  Environmental Matters............................................16
               ---------------------
Section 3.20.  Related Party and Affiliate Transactions.........................16
               ----------------------------------------
Section 3.21.  Insurance........................................................16
               ---------
Section 3.22.  Questionable Payments............................................17
               ---------------------
Section 3.23.  Print and Mail Business..........................................17
               -----------------------
Section 3.24.  Disclosure.......................................................17
               ----------


                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND THE PURCHASER

Section 4.1.   Organization.....................................................17
               ------------
Section 4.2.   Capitalization...................................................18
               --------------
Section 4.3.   Authorization of this Agreement..................................18
               -------------------------------
Section 4.4.   Consents and Approvals; No Violation.............................18
               ------------------------------------
Section 4.5.   Financial Statements and Reports.................................19
               --------------------------------
Section 4.6.   Absence of Material Adverse Change...............................20
               ----------------------------------
Section 4.7.   Information in Proxy Statement/Prospectus, Registration Statement
               and HSR Filings..................................................20
               ----------------------------------------------------------------

Section 4.8.   Finders and Investment Bankers...................................21
               ------------------------------
Section 4.9.   Disclosure.......................................................21
               ----------


                                    ARTICLE V

                      CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1.   Conduct of the Business of the Company............................21
               --------------------------------------
Section 5.2.   Conduct of the Business of Parent and the Purchaser...............24
               ---------------------------------------------------

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


                                    ARTICLE VI

                              ADDITIONAL AGREEMENTS




Section 6.1.   Proxy Statement/Prospectus; S-4 Registration Statement............24
               ------------------------------------------------------
Section 6.2.   Access to Information.............................................25
               ---------------------
Section 6.3.   Consents..........................................................26
               --------
Section 6.4.   Board Actions; Company Stockholder Meeting........................27
               ------------------------------------------
Section 6.5.   Commercially Reasonable Efforts...................................27
               -------------------------------
Section 6.6.   Public Announcements..............................................28
               --------------------
Section 6.7.   Consent of the Parent.............................................28
               ---------------------
Section 6.8.   No Solicitation...................................................28
               ---------------
Section 6.9.   Indemnification...................................................30
               ---------------
Section 6.10.  Employee Benefits.................................................31
               -----------------
Section 6.11.  Tax Covenants.....................................................32
               -------------
Section 6.12.  Print and Mail Sale Agreement.....................................32
               -----------------------------


                                   ARTICLE VII

                                CLOSING CONDITIONS

Section 7.1.   Conditions to the Obligations of the Parent, the Purchaser
               ----------------------------------------------------------
               and the Company....................................................32
               ---------------
Section 7.2.   Conditions to the Obligations of the Parent and the Purchaser......33
               -------------------------------------------------------------
Section 7.3.   Conditions to the Obligations of the Company.......................35
               --------------------------------------------


                                   ARTICLE VIII

                                     CLOSING

Section 8.1.   Time and Place.....................................................36
               --------------
Section 8.2.   Filings at the Closing.............................................36
               ----------------------


                                    ARTICLE IX

                           TERMINATION AND ABANDONMENT

Section 9.1.   Termination........................................................36
               -----------
Section 9.2.   Procedure and Effect of Termination................................38
               -----------------------------------


                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1.  Amendment and Modification.........................................39
               --------------------------
Section 10.2.  Waiver of Compliance; Consents.....................................39
               ------------------------------
Section 10.3.  Survival of Warranties.............................................39
               ----------------------
Section 10.4.  Notices............................................................39
               -------
Section 10.5.  Assignment; Parties in Interest....................................40
               -------------------------------
Section 10.6.  Expenses...........................................................41
               --------
Section 10.7.  Specific Performance...............................................41
               --------------------
Section 10.8.  Governing Law......................................................41
               -------------
Section 10.9.  Counterparts.......................................................41
               ------------
Section 10.10. Interpretation.....................................................41
               --------------
Section 10.11. Entire Agreement...................................................41
               ----------------
Section 10.12. Severability.......................................................41
               -------------
Section 10.13. Jurisdiction and Process...........................................42
               ------------------------
Section 10.14. Interpretation of Representations..................................42
               ---------------------------------
Section 10.15. Reliance by Parent and Purchaser...................................42
               --------------------------------

ANNEX I:         Defined Terms
ANNEX II:        Form of Voting Agreement
ANNEX IIA:       List of Stockholders signing Voting Agreement
ANNEX III:       Form of Parent Tax Certificate
ANNEX IV:        Form of Company Tax Certificate
ANNEX V:         Form of Tax Opinion from Parent's Counsel
ANNEX VI:        Form of Tax Opinion from Company's Counsel

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of May 12, 1999, among NCO Group, Inc., a Pennsylvania corporation (the "Parent"), Cardinal Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and Compass International Services Corporation, a Delaware corporation (the "Company").

                  WHEREAS, the Boards of Directors of the Parent, the Purchaser and the Company have approved the merger of the Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, this Agreement is intended to be and is adopted as plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement each stockholder of the Company listed on Annex IIA, is entering into a Voting Agreement in the form attached hereto as Annex II.

                  NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  1.1. THE MERGER. (a) Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, and in accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), the parties hereto shall cause the Purchaser to be merged with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate existence of the Purchaser shall cease.

                  (b) The Surviving Corporation shall retain the name of the Company and shall possess all the rights, privileges, immunities, powers and franchises of the Purchaser and the Company and shall by operation of law become liable for all the debts, liabilities and duties of the Company and the Purchaser.

                  1.2. CERTIFICATE OF INCORPORATION. Subject to Section 6.9(a) hereof, the Certificate of Incorporation of the Purchaser in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with provisions thereof and as provided by law.

                  1.3. BY-LAWS. Subject to Section 6.9(a) hereof, the By-Laws of the Purchaser in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein and by law.

                  1.4. DIRECTORS AND OFFICERS. The directors and officers of the Purchaser immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

                  1.5. EFFECTIVE TIME. The Merger shall become effective at the time when a properly executed certificate of merger (the "Certificate of Merger"), together with any other documents required by law to effectuate the Merger, shall be filed and recorded with the Secretary of State of the State of Delaware in accordance with Sections 103 and 251 or 253 of the DGCL. The Certificate of Merger shall be filed in accordance with Section 103 of the DGCL as soon as practicable after the Closing. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."


                                   ARTICLE II

                              CONVERSION OF SHARES

                  2.1. COMPANY COMMON STOCK. (a) Each share (a "Share") of common stock, par value $0.01 per share (the "Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time (except for Shares then owned beneficially or of record by the Company, the Parent, the Purchaser or any of the other Parent Subsidiaries or the Company Subsidiaries, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.23739 (the "Exchange Ratio") of a share of common stock, no par value, of the Parent ("Parent Common Stock") (such fractional share, the "Merger Consideration").

                  (b) Each Share issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by the Company, the Parent, the Purchaser or any of the other Parent Subsidiaries or the Company Subsidiaries, shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof.

                  (c) Each Share issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

                  (d) At the Effective Time the holders of certificates representing Shares shall cease to have any rights as stockholders of the Company, except for the right to receive the Merger Consideration and for such rights, if any, as they may have pursuant to the DGCL.

                  2.2. FRACTIONAL INTERESTS. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights as a shareholder of the Parent. In lieu of a fractional interest in a share of Parent Common Stock, each holder of Shares exchanged pursuant to Section 2.1 who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall receive cash (without interest) in an amount equal to the product of such fractional interest multiplied by the Parent Common Stock Value.

                  2.3. ANTI-DILUTION PROVISIONS. The Exchange Ratio shall be adjusted appropriately to reflect any stock dividends, splits, recapitalizations or other similar transactions with respect to the Shares and the shares of Parent Common Stock where the record date occurs prior to the Effective Time.

                  2.4. PURCHASER COMMON STOCK. Each share of common stock, par value $0.01 per share ("Purchaser Common Stock"), of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and non-assessable share of common stock, par value $0.01 per share ("Surviving Corporation Common Stock"), of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Purchaser Common Stock shall be deemed for all purposes to evidence ownership of and to represent the same number of shares of Surviving Corporation Common Stock.

                  2.5. EXCHANGE OF SHARES. (a) Prior to the Effective Time, the Parent shall deposit in trust with Chase Mellon Shareholder Services or another exchange agent designated by the Purchaser and reasonably satisfactory to the Company (the "Exchange Agent"), shares of Parent Common Stock in an amount sufficient to pay the Merger Consideration payable pursuant to Section 2.1(a) plus sufficient cash to make the payments required under Section 2.2 (such amount being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, issue the shares of Parent Common Stock out of the stock portion of the Exchange Fund and make the payments provided for in Section 2.2 of this Agreement out of the cash portion of the Exchange Fund. The Exchange Agent shall invest the cash portion of the Exchange Fund as the Parent directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corpora tion, or certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10,000,000,000. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder (other than the Company, the Parent, the Purchaser or any of the other Parent Subsidiaries or the Company Subsidiaries) as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock equal to the product of the number of Shares represented by such Certificate and the Exchange Ratio plus cash in lieu of fractional shares, less any applicable withholding tax, and such Certificate shall forthwith be canceled. No interest shall be paid or accrued on the shares of Parent Common Stock or the cash payable upon the surrender of the Certificates. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent and the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.5, each Certificate (other than Certificates representing Shares owned benefi cially or of record by the Company, the Parent, the Purchaser or any of the other Parent Subsidiaries or Company Subsidiaries) shall represent for all purposes the right to receive the number of shares of Parent Common Stock equal to the product of the number of Shares evidenced by such Certificate and the Exchange Ratio plus cash in lieu of fractional shares, without any interest thereon.

                  (c) If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the Surviving Corporation or the Parent, the posting by such person of a bond in such reasonable amount as such entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the applicable portion of the Merger Consideration pursuant to this Agreement.

                  (d) After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immedi ately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable portion of the Merger Consideration pursuant to this Agreement.

                  (e) Any portion of the Exchange Fund which remains unclaimed by the stockholders of the Company for one year after the Effective Time (including any interest received with respect thereto) shall be repaid to the Surviving Corporation, upon demand. Any stockholders of the Company who have not theretofore complied with Section 2.5(b) shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of their proportionate claim for the Merger Consideration plus cash in lieu of fractional shares, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law.

                  2.6. EMPLOYEE STOCK OPTIONS. The Company's Employee Incentive Compensation Plan (the "Company Option Plan") and all options to acquire Shares granted pursuant to the Company Option Plan that are issued and outstanding immediately before the Effective Time (collectively, the "Options"), shall be assumed by the Parent on the Effective Time and shall continue in effect, as an option plan of Parent and as options issued by Parent, respectively, in accordance with the terms and conditions by which they are governed immediately before the Effective Time (and each Option that becomes fully vested and exercisable as a result of the Merger shall continue as a fully vested and exercisable option of Parent), subject to the adjustments set forth in the next sentence. On the Effective Time, each Option shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically adjusted to provide that (a) the number and type of shares issuable upon exercise of such Option shall be that number of shares of Parent Common Stock (rounded off to the nearest whole number of shares) equal to the number of Shares issuable upon exercise of such Option immediately before the Effective Time, multiplied by the Exchange Ratio, and (b) the exercise price per share of Parent Common Stock under such Option shall be that amount (rounded up to the nearest whole cent) equal to the exercise price per Share under such Option immediately before the Effective Time, divided by the Exchange Ratio.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Parent and the Purchaser as follows:

                  3.1. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company Subsidiaries which is a corporation is duly organized, and each of the Company Subsidiaries which is a limited partnership is duly formed, and each of the Company Subsidiaries is validly existing and in good standing, in each case under the laws of the jurisdictions of its incorporation or formation, as the case may be. Each of the Company and the Company Subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Except as set forth in Section 3.1 of the disclosure letter delivered by the Company to the Parent and Purchaser prior to the execution of this Agreement (the "Company Disclosure Letter"), each of the Company and the Company Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification nec essary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business or financial condition of the Company and the Company Subsidiaries taken as a whole. Each of the Company Subsidiaries is listed in Section 3.1 of the Company Disclosure Letter, and except as and to the extent set forth therein, the Company owns beneficially and of record directly or indirectly all of the issued and outstanding capital stock or limited partnership interests, as the case may be, of each of the Company Subsidiaries, free and clear of any liens, claims, charges, mortgages or other encumbrances (collectively, "Liens"). Except as set forth in Section 3.1 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries owns, controls or holds with the power to vote, directly or indirectly, of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any Person. The Company has heretofore delivered to the Parent accurate and complete copies of the Certificate of Incorporation and By-Laws of the Company and each of the Company Subsidiaries, as currently in effect.

                  3.2. CAPITALIZATION. (a) The authorized capital stock of the Company consists of (A) 50,000,000 shares of Common Stock of which, as of the date hereof, there are 14,405,973 shares issued and outstanding, 2,000,000 shares reserved for issuance under the Company Option Plan, and no shares held in the Company's treasury, and (B) 10,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred Stock"), of which as of the date hereof, none were issued or outstanding. No other capital stock or other security of the Company is authorized, issued or outstanding. All issued and outstanding Shares and capital stock of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except for outstanding options to acquire not more than 1,234,945 shares issued pursuant to the Company Option Plan and except as set forth in Section 3.2 of the Company Disclosure Letter, there are not now, and at the Effec tive Time there will not be, any securities, options, warrants, calls, subscriptions, pre emptive rights, earn-outs or other rights or other agreements or commitments whatsoever obligating the Company or any of the Company Subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock or other securities of the Company or any of the Company Subsidiaries, or obligating the Company or any of the Company Subsidiaries to grant, extend or enter into any such agreement or commitment. There are no outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries. There are no outstanding contractual obligations of the Company or any of the Company Subsidiaries to vote or to dispose of any shares of the capital stock of any of the Company Subsidiaries.

                  (b) All issuances and grants of all outstanding Options, and all offerings, sales and issuances by the Company and each of the Company Subsidiaries of any shares of capital stock, including the Shares, were conducted in compliance with all applicable laws and all requirements set forth in all applicable agreements or plans, except where the failure to comply with such applicable laws, agreements or plans would not, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company and the Company Subsidiaries taken as a whole.

                  (c) There is no stockholder rights plan (or similar plan commonly referred to as a "poison pill") or similar existing agreement or plan under which the Company or any of the Company Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

                  3.3. AUTHORIZATION OF THIS AGREEMENT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Print and Mail Sale Agreement and, subject to approval by the stockholders of the Company, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Print and Mail Sale Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company's Board of Directors, the Board of Directors has declared the advisability of this Agreement and the consummation of the transactions contemplated hereby and thereby, and, except for the adoption of this Agreement by the stockholders of the Company, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Print and Mail Sale Agreement or consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Print and Mail Sale Agreement has been duly and validly executed and delivered by the Company, and each of this Agreement and the Print and Mail Sale Agreement constitutes a valid and binding agreement of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Assuming that none of the Parent, the Purchaser or any affiliate or associate of the Parent or Purchaser is an Interested Stockholder (as defined by Section 203 of the DGCL) at the time of execution of this Agreement or the Voting Agreements, this Agreement, the Merger and the Voting Agreements have been approved by the Board of Directors of the Company so that Section 203 of the DGCL will not apply to this Agreement, the Merger, the Voting Agreements or the transactions contemplated hereby and thereby.

                  3.4. CONSENTS AND APPROVALS; NO VIOLATION. Except for (i) filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities and Exchange Act of 1934, as amended (the "Exchange Act"),
(ii) the filing of a Pre-Merger Notification and Report Form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"),
(iii) the filing and recordation of appropriate merger documents as required by the DGCL and, if applicable, the laws of other states in which the Company is qualified to do business, and (iv) filings under securities or blue sky laws or takeover statutes of the various states, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agree ment, the failure to make or obtain which is reasonably likely to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or on the business or financial condition of the Company and the Company Subsidiaries taken as a whole. Neither the execution and delivery of this Agreement nor the consum mation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, loss of material benefits or acceleration or give to any Person any interest in or result in the creation of any Lien upon any of the properties or assets of the Company or any of the Company Subsidiaries, with or without notice or lapse of time, or both, under the Certificate of Incorporation or By-Laws of the Company or any note, bond, mortgage, indenture, license, benefit plan, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets is bound or (iii) assuming the truth of the representations and warranties of the Parent and the Purchaser contained herein and their compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Company or any of the Company Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (ii) and
(iii) mortgages, leases and other agreements listed on Section 3.4 of the Company Disclosure Letter, and other conflicts, violations, breaches, defaults or rights which, either individually or in the aggregate, are not reasonably likely to have a material adverse effect on the business or financial condition of the Company and the Company Subsidiaries taken as a whole or to materially impair the ability of the Company to perform its obligations hereunder or consummate the transactions contemplated hereby.

                  3.5. FINANCIAL STATEMENTS AND REPORTS. (a) The Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the Securities Act and the Exchange Act (collectively, the "Company SEC Filings"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of such Company SEC Filings, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company SEC Filings filed after the date of this Agreement and prior to the Effective Time (i) will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and (ii) will not at the time they will be filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that, except as set forth in Section 3.7 hereof, no representation is made by the

Company with respect to the S-4 Registration Statement or the Proxy Statement/ Prospectus.

                  (b) The consolidated balance sheets and the related consolidated statements of income, cash flow and changes in stockholder equity of the Company and the Company Subsidiaries (i) contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (collectively, the "1998 Financial Statements"), and (ii) to be contained in Company SEC Filings filed after the date hereof (collectively with the 1998 Financial Statements, the "Financial Statements"), when filed (i) complied or will comply in all material respects as to form with the published rules and regulations of the SEC and (ii) presented or will present fairly the consolidated financial position of the Company and the Company Subsidiaries as of such date, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and subject in the case of quarterly financial statements to normal year-end audit adjustments and except that the quarterly financial statements do not or will not contain all of the footnote disclosures required by GAAP.

                  (c) All funds collected on behalf of customers of the Company or any Company Subsidiary have in all material respects been properly remitted to the customer or are in all material respects properly reflected on the Financial Statements of the Company and the Company Subsidiaries.

                  (d) The books and records of the Company and its Subsidiaries have been prepared and maintained in form and substance adequate in all material respects for preparing the Company's financial statements in accordance with GAAP.

                  3.6. ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, except as reflected in the Company's 1998 Financial Statements or on
Section 3.6 of the Company Disclosure Letter, (i) there has not been any material adverse change in the business or financial condition of the Company and the Company Subsidiaries taken as a whole, other than changes in general economic or business conditions, changes that may result from the public announcement of this Agreement, changes generally affecting companies operating in the industries in which the Company and the Company Subsidiaries operate or changes solely affecting the Print and Mail Business (as hereinafter defined),
(ii) the Company and the Company Subsidiaries have conducted their businesses in the ordinary course of business and in a manner consistent with past practice in all material respects, and (iii) neither the Company nor any of the Company Subsidiaries has taken any of the actions or done any of the things described in clauses (a) through (m) of Section 5.1.

                  3.7. INFORMATION IN PROXY STATEMENT/PROSPECTUS, REGISTRATION STATEMENT AND HSR FILINGS. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Company stockholders and at the time of the

Company Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Purchaser for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement will, at the date it becomes effective and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/ Prospectus will comply in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. To the knowledge of the Company, none of the information supplied or to be supplied by or on behalf of the Company or any of the Company Subsidiaries for inclusion or incorporation by reference in the filing or filings required under the HSR Act, at the date filed, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made hereby with respect to statements made in such filing or filings based on information supplied by Parent for inclusion therein.

                  3.8. UNDISCLOSED LIABILITIES. Except for liabilities or obligations reflected or reserved against in the 1998 Financial Statements, incurred in the ordinary course of business after December 31, 1998, or set forth in Section 3.8 of the Company Disclosure Letter, none of the Company or any of the Company Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) which are required by GAAP to be so reflected or reserved against.

                  3.9. TAXES. Except as set forth in Section 3.9 of the Company Disclosure Letter: (i) the Company and the Company Subsidiaries have filed with the appropriate governmental agencies all material Tax Returns required to be filed, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries; (ii) all material taxes of the Company and the Company Subsidiaries required to be paid have been paid to the proper authorities, other than such Taxes that are being contested in good faith by appropriate proceedings and that are adequately reserved for in accordance with GAAP; (iii) no deficiency has been asserted or assessed against the Company or any of the Company Subsidiaries, and no examination of the Company or any of the Company Subsidiaries is pending or, to the knowledge of the Company, is threatened for any material amount of Tax by any taxing authority; (iv) no extension of the period for assessment or collection of any material Tax is currently in effect and none has been requested; (v) no material Tax Liens have been filed with respect to any Taxes except Liens which are disclosed in the balance sheet contained in the 1998 Financial Statements, Liens for Taxes not yet due and payable and Liens for Taxes that are being contested in good faith; (vi) since January 1, 1999, the Company and each of the

Company Subsidiaries have not made any voluntary adjustments by reason of a change in their accounting methods for any taxable period on or before the Effective Time; and (vii) the Company and the Company Subsidiaries are not parties to any Tax sharing or Tax allocation agreement except as set forth in the Print and Mail Sale Agreement. Except as set forth in Section 3.9 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code ss. 280G. Neither the Company nor any of the Company Subsidiaries has any liability for the Taxes of any Person (other than any of the Company or any of the Company Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. For purposes of this Agreement, "Tax" or "Taxes" shall mean all United States federal, state or local or foreign taxes and any other applicable taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable tax law), and also including all interest, penalties and additions imposed with respect to such amounts; and "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

                  3.10. LITIGATION. Except as set forth in Section 3.10 of the Company Disclosure Letter and except for such matters as are not reasonably likely to result in liability to the Company or any of the Company Subsidiaries in excess of $100,000, individually or in the aggregate for all related claims, there are no (i) actions, suits or proceedings or investigations pending or, to the knowledge of the Company, threatened, or (ii) outstanding awards, judgments, orders, writs, injunctions or decrees, or, to the knowledge of the Company, applications, requests or motions therefor, against or affecting the assets, business, operations or financial condition of the Company or the Company Subsidiaries at law or in equity in any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                  3.11. COMPLIANCE WITH LAWS. Except as set forth in Section
3.11 of the Company Disclosure Letter, there are no violations or defaults by the Company or any of the Company Subsidiaries under any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to them or any of their properties or their operations which are reasonably likely to have a material adverse effect on the business or financial condition of the Company and the Company Subsidiaries, taken as a whole.

                  3.12. REAL PROPERTY; ASSETS. (a) Section 3.12 of the Company Disclosure Letter lists all material items of real property either owned by the Company or the Company Subsidiaries (the "Company Owned Real Property") or leased by the Company or the Company Subsidiaries (the "Company Leased Real Property"). Except as set forth in Section 3.12 of the Company Disclosure Letter, the Company and the Company Subsidiaries have good and marketable title to the Company Owned Real Property listed on Section 3.12 of the Company Disclosure Letter and valid leasehold interests in the Company Leased Real Property listed on Section 3.12 of the Company Disclosure Letter, in each case, free and clear of all Liens, except as set forth on Section 3.12 of the Company Disclosure Letter and except for (i) Liens for taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith by appropriate proceedings, (ii) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business, (iii) easements, rights of way, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting the real property which do not have a material adverse effect on the use of the properties or assets subject thereto or affected thereby, (iv) statutory Liens in favor of lessors arising in connection with any property leased to the Company or the Company Subsidiaries, excluding Liens arising from any default or breach by the Company or any of the Company Subsidiaries, (v) Liens reflected in the Financial Statements and (vi) any other Liens which are not material ("Permitted Company Liens").

                  (b) Each lease (including any option to purchase contained therein) pursuant to which the Company or any of the Company Subsidiaries leases any Company Leased Real Property listed on Section 3.12 of the Company Disclosure Letter (the "Company Leases") is in full force and effect and, to the knowledge of the Company, is enforceable against the landlord which is party thereto in accordance with its terms. There exists no material default or event of default (or any event with notice or lapse of time or both would become a material default) on the part of the Company or any of the Company Subsidiaries under any Company Leases. The Company has delivered to the Parent and the Purchaser complete and correct copies of all Company Leases including all amendments thereto. Except as set forth in Section 3.12 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has received any notice of any default under any lease by which the Company leases the Company Leased Real Property nor any other termination notice with respect thereto.

                  (c) Except as set forth in Section 3.12 of the Company Disclosure Letter, the Company and the Company Subsidiaries have legal and beneficial ownership of all of their respective material tangible personal property and assets reflected in the balance sheet forming part of the Financial Statements, except for properties and assets disposed of in the ordinary course of business since the date of such balance sheet, in each case, free and clear of all Liens, except as set forth on Section 3.12 of the Company Disclosure Letter and except for Permitted Company Liens. The Company and each of the Company Subsidiaries possess all of their respective material assets and property that are leased from other Persons under valid and enforceable contracts.

                  (d) The Company and the Company Subsidiaries have all of the assets which are necessary and material to the operation of its respective businesses. The material assets of the Company and the Company Subsidiaries, wherever located, are generally in operating condition, ordinary wear and tear excepted, other than assets that are no longer used in the conduct of their businesses.

                  3.13. EMPLOYMENT AGREEMENTS AND BENEFITS, ETC. (a) Section
3.13 of the Company Disclosure Letter lists each employee benefit plan, program, policy or form of contract of the Company or any of the Company Subsidiaries, or to which there is an obligation to contribute by the Company or any of the Company Subsidiaries, other than any such plans, programs, policies, contracts or obligations, that, in the aggregate, are not material to the Company and the Company Subsidiaries taken as a whole. Section 3.13 of the Company Disclosure Letter sets forth, as of the date hereof, the number of options issued and outstanding under the Company Option Plan, the vesting and exercisability of which, pursuant to the terms of such plan, would be accelerated by reason of or in connection with the execution of or consummation of the transactions contemplated by this Agreement.

                  (b) ERISA. All employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Code, currently maintained or contributed to, or to which there is an obligation to contribute, by the Company or any of the Company Subsidiaries (the "Company Plans") comply in all respects with the requirements of ERISA and the Code as applicable, except for any failures to comply which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the Company and the Company Subsidiaries taken as a whole. No employee benefit plan (other than a multiemployer plan as defined in sec tion 3(37) of ERISA) to which the Company or any member of the same controlled group of corporations as the Company within the meaning of section 4001 of ERISA contributes and which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumu lated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code and no material liability (other than for annual premiums) to the Pension Benefit Guaranty Corporation has been incurred by the Company or any of the Company Subsidiaries with respect to any such plan. None of the Company or any of the Company Subsidiaries has incurred any material liability for any tax or penalty imposed by sec tion 4975 of the Code or section 502(i) of ERISA. None of the Company or any of the Company Subsidiaries has withdrawn at any time within the preceding six years from any multiemployer plan, as defined in section 3(37) of ERISA. There are no material pending or, to the Company's knowledge, threatened claims by or on behalf of any of the Plans or by any employee involving any such Company Plan (other than routine claims for benefits).

                  3.14. OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received an opinion of Lehman Brothers, Inc., dated as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of the Shares.

                  3.15. FINDERS AND BROKERS. Except for Lehman Brothers, Inc., whose fees are set forth in the engagement letters attached to Section 3.15 of the Company Disclosure Letter, no agent, investment banker, broker, finder, intermediary or other Person acting on behalf of the Company or any of the Company Subsidiaries, is or shall be entitled to any brokerage, or finder's or other similar fee or commission in connection with the Merger, the sale of the Print and Mail Business and the other transactions contemplated by this Agreement. The Company has made available to Parent a copy of all commitments, agreements or other documentation in respect of which fees, commissions or other amounts may become payable to, and all indemnification and other contracts related to the engagement of, Lehman Brothers, Inc.

                  3.16. CERTAIN CONTRACTS AND ARRANGEMENTS. Except as set forth in Section 3.16 of the Company Disclosure Letter and except for agreements, arrangements or contracts which are exhibits to the Company SEC Filings, neither the Company nor any of the Company Subsidiaries is a party to or bound by any, is bound by, owns properties subject to, or receives benefits under: (a) any agreement, arrangement or contract not made in the ordinary course of business that (x) has been or would currently be required to be filed as an exhibit to any Company SEC Filing under the Exchange Act or (y) is or may reasonably be expected to be material to the financial condition, business or results of operations of the Company and the Company Subsidiaries, taken as a whole; (b) any agreement, indenture or other contract relating to the borrowing of money by the Company or any of the Company Subsidiaries or the guarantee by the Company or any of the Company Subsidiaries of any such obligation in each case, in an amount in excess of $500,000 currently outstanding or guaranteed or relating to future amounts which could reasonably be expected to exceed $500,000 (other than agreements and instruments relating to transactions between the Company and any of the Company Subsidiaries or between the Company Subsidiaries); (c) any agreement, arrangement or commitment (with respect to which there exist pending or future obligations) relating to the employment, election or retention of any present or former director, officer or any key employee with a base salary in excess of $100,000 of the Company or any of the Company Subsidiaries or providing for severance, termination or similar payments (other than amounts required by applicable law) to any such persons; and (d) any agreement containing covenants that limit, in any respect material to the Company and the Company Subsidiaries, the ability of the Company or any of the Company Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company or any of the Company Subsidiaries may carry on its business, other than standard agency or distribution agreements that provide for exclusive geographic territories. Except as set forth in Section 3.16 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in violation of or default under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or to which the Company or any of the Company Subsidiaries or any of their respective properties, assets or business may be subject, except for such violations or defaults which would not, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company and the Company Subsidiaries taken as a whole. Except as set forth in Section 3.16 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has given or received written notice of a material default or notice of termination with respect to any contract listed in Section 3.16 of the Company Disclosure Letter or any contract which is an exhibit to any Company SEC Filing.

                  3.17. EMPLOYEE RELATIONS. Except as set forth in Section 3.17 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to or bound by any union or collective bargaining contract, nor is any such contract currently being negotiated by or on behalf of Company or any of the Company Subsidiaries. There are no pending, nor, to the knowledge of the Company, threatened walkouts, strikes, union organizing efforts or labor disturbances or any pending arbitration, unfair labor practice, grievance, or other proceeding of any kind with respect to the Company's or any of the Company Subsidiaries' employees. Upon termination of the employment of any of its employees, neither the Company nor any of the Company Subsidiaries will by reason of any action taken or agreement, contract, arrangement or plan be liable to any of its employees for severance pay or any other payments, except as set forth in Section 3.17 of the Company Disclosure Letter. Except as set forth in Section 3.17 of the Company Disclosure Letter, since December 31, 1998, no senior operations site manager of the Company or any Company Subsidiary has, on or prior to the date hereof, indicated to Mahmud U. Haq or Les J. Kirschbaum an intention to terminate employment with the Company or the Company Subsidiaries. Since December 31, 1994, Company and the Company Subsidiaries have not had an "employment loss" within the meaning of the Workers' Adjustment and Retraining Notification Act ("WARN Act") and the regulations thereunder.

                  3.18. INTELLECTUAL PROPERTY; SOFTWARE. (a) Except as, individually or in the aggregate, would not reasonably be likely to have a material adverse effect on the business or financial condition of the Company and the Company's Subsidiaries taken as a whole, and except as set forth in
Section 3.18 of the Company Disclosure Letter, the conduct of the business of the Company and the Company Subsidiaries does not, to the knowledge of the Company, infringe upon any Intellectual Property (as defined below) right of any Person; and except as set forth in Section 3.18 of the Company Disclosure Letter and except for such matters as are not reasonably likely to result in liability to the Company or any of the Company Subsidiaries in excess of $100,000 individually or in the aggregate for all related claims, there are no pending or, to the knowledge of Company, threatened proceedings or litigation by any person against the use by the Company or the Company Subsidiaries of any name, corporate name, fictitious name, software, trademarks, trade names, service marks, service names, logos, assumed names, copyrights, trade secrets, patents and all registrations, and applications therefor, and all good will with respect to the foregoing, which are owned by the Company or any of the Company Subsidiaries or used in the operation of the Company's or any of the Company Subsidiaries' business as currently conducted (collectively, the "Intellectual Property").

                  (b) Except as set forth in Section 3.18 of the Company Disclosure Letter, the Company owns or has valid licenses or other rights to use the Intellectual Property which are necessary to permit the Company to conduct its operations as currently conducted and which are material to its operations.

                  (c) The Company and the Company Subsidiaries have conducted an analysis of, and developed a compliance program (the "Compliance Program") with respect to, the effect of Year 2000 (including the correct processing and calculation of dates prior to, during and after the Year 2000) upon the software, telecommunications and automated processes of the Company and the Company Subsidiaries. The Company believes that the costs of implementing the Compliance Program and completing the modifications necessary to become Year 2000 compliant, if any, will not be material.

                  3.19. ENVIRONMENTAL MATTERS. To the knowledge of the Company, the Company and the Company Subsidiaries are in compliance with all applicable health, safety and environmental laws, except to the extent that non-compliance is not reasonably likely to have a material adverse effect on the business or financial condition of the Company and the Company Subsidiaries, taken as a whole. To the knowledge of the Company, except as set forth in Section 3.19 of the Company Disclosure Letter, there is no matter which is reasonably likely to expose the Company or any of the Company Subsidiaries to a material liability pursuant to environmental laws to clean-up or remedy any release of hazardous substances at any of the real property of the Company and the Company Subsidiaries.

                  3.20. RELATED PARTY AND AFFILIATE TRANSACTIONS. Except as set forth in Section 3.20 of the Company Disclosure Letter or in the Company SEC Filings, no event has occurred that would be required to be reported by Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.20 of the Company Disclosure Letter identifies each person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Company as of the date of this Agreement.

                  3.21. INSURANCE. The Company and the Company Subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company or the Company Subsidiaries that are customary for companies of similar size and financial condition. All such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied in all material respects with the provisions of such policies. The Company has not been advised in writing within the year prior to the date of this Agreement of any defense to coverage in connection with any pending claim to coverage asserted or noticed by the Company under or in connection with any of its existing insurance policies, other than customary reservations of right. The Company has not within the twelve months prior to the date of this Agreement received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and the Company Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders.

                  3.22. QUESTIONABLE PAYMENTS. To the knowledge of the Company, within the last year no current or former director, executive, officer, representative, agent or employee of the Company or any of the Company Subsidiaries (when acting in such capacity or otherwise on behalf of the Company or any of the Company Subsidiaries or any of their predecessors) (a) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of the Company or any of the Company Subsidiaries; or (b) made any material gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of the Company or any of the Company Subsidiaries.

                  3.23. PRINT AND MAIL BUSINESS. None of the Print and Mail Subsidiaries provide accounts receivable management services or teleservices. None of the assets of any of the Print and Mail Subsidiaries are used in the operations of the accounts receivable management or teleservices businesses of the Company and the Company's A/R and Teleservices Subsidiaries. Except as described in Section 3.23 of the Company Disclosure Letter, there are no (i) outstanding contracts, liabilities, obligations, loans, advances or guarantees between or among any of the Print and Mail Subsidiaries, on the one hand, and the Company or any Company A/R and Teleservices Subsidiary, on the other hand, or (ii) outstanding guarantees given to any third party by the Company or any Company A/R and Teleservices Subsidiary with respect to any contracts, liabilities, obligations, loans, advances of any Print and Mail Subsidiary.

                  3.24. DISCLOSURE. No representation or warranty by the Company in this Agreement (including the Company Disclosure Letter) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to the Company which would reasonably be expected to have a material adverse effect on the business or financial condition of the Company and the Company Subsidiaries taken as a whole which has not been set forth in the Company SEC Filings or in this Agreement (including the Company Disclosure Letter).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND THE PURCHASER

                  The Parent and the Purchaser jointly and severally represent and warrant to the Company as follows:

                  4.1. ORGANIZATION. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. The Purchaser and each of the other Parent Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Parent, the Purchaser and the other Parent Subsidiaries has all requisite power and author ity to own, lease and operate its properties and to conduct its business as now being con ducted. Each of the Parent, the Purchaser and the other Parent Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business or financial condition of the Parent, the Purchaser and the other Parent Subsidiaries taken as a whole. Except as and to the extent set forth in the disclosure letter delivered by the Parent and the Purchaser to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter") or in the Parent SEC Filings, the Parent owns beneficially and of record directly or indirectly all of the issued and outstanding capital stock of each of the Parent Subsidiaries, free and clear of any Liens.

                  4.2. CAPITALIZATION. The authorized capital stock of the Parent consists of (a) 37,500,000 shares of Parent Common Stock of which, as of the date hereof, there are 21,473,897 shares issued and outstanding, 2,891,235 reserved for issuance under Parent's stock option plans, warrants and convertible notes, and no shares held in the Parent's treasury, and (b) 5,000,000 shares of preferred stock, of which as of the date hereof, no shares were issued or outstanding. No other capital stock of the Parent is authorized, issued or outstanding. All issued and outstanding Shares and capital stock of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonas sessable.

                  4.3. AUTHORIZATION OF THIS AGREEMENT. Each of the Parent and the Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Parent's and the Purchaser's respective Board of Directors, each of the Board of Directors of the Parent and the Purchaser has declared the advisability of this Agreement and the consummation of the transactions contemplated hereby, and, no other corporate proceedings on the part of the Parent and the Purchaser are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and the Purchaser, and this Agreement constitutes a valid and binding agreement of the Parent and the Purchaser, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.4. CONSENTS AND APPROVALS; NO VIOLATION. Except for (i) filings required under the Securities Act and the Exchange Act, (ii) the filing of a Pre-Merger Notification and Report Form by the Company under the HSR Act,
(iii) the filing and recordation of appropriate merger documents as required by the DGCL and, if applicable, the laws of other states in which the Parent or the Purchaser is qualified to do business, and (iv) filings under securities or blue sky laws or takeover statutes of the various states, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Parent and the Purchaser of the trans actions contemplated by this Agreement, the failure to make or obtain which is reasonably likely to have a material adverse effect on the ability of the Parent or the Purchaser to consummate the transactions contemplated hereby or on the business or financial condition of the Parent, the Purchaser and the other Parent Subsidiaries taken as a whole. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by either the Parent or the Purchaser with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of the Parent or the Purchaser, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, loss of material benefits or acceleration or give to any Person any interest in or result in the creation of any Lien upon any of the properties or assets of the Parent, the Purchaser or any of the other Parent Subsidiaries, with or without notice or lapse of time, or both, under the Certificate of Incorporation or the By-Laws of the Parent or the Purchaser or any note, bond, mortgage, indenture, license, benefit plan, agreement or other instrument or obligation to which the Parent, the Purchaser or any of the other Parent Subsidiaries is a party or by which any of them or any of their properties or assets is bound or (iii) assuming the truth of the representations and warranties of the Company contained herein and their compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Parent, the Purchaser or any of the other Parent Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (ii) and
(iii) mortgages, leases and other agreements listed on Section 4.4 of the Parent Disclosure Letter, and other conflicts, violations, breaches or defaults which, either individually or in the aggregate, are not reasonably likely to have a material adverse effect on the business or financial condition of the Parent, the Purchaser and the other Parent Subsidiaries taken as a whole or to materially impair the ability of the Parent or the Purchaser to perform their respective obligations hereunder or consummate the transactions contemplated hereby.

                  4.5. FINANCIAL STATEMENTS AND REPORTS. (a) The Parent has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act (collectively, the "Parent SEC Filings"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of such Parent SEC Filings, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent SEC Filings filed after the date of this Agreement and prior to the Effective Time, (I) will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and (II) will not at the time they will be filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that, except as set forth in Section 4.7 hereof, no representation is made by the Parent or the Purchaser with respect to the S-4 Registration Statement or the Proxy Statement/Prospectus.

                  (b) The consolidated balance sheets and the related consolidated statements of income, cash flow and changes in shareholder equity of the Parent and the Parent Subsidiaries (i) contained in the Parent's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and the Parent's Annual Report on Form 10-K for the year ended December 31, 1998 (collectively, the"Parent 1998 Financial Statements"), and (ii) to be contained in Parent SEC Filings filed after the date hereof (collectively with the 1998 Parent Financial Statements, the "Parent Financial Statements"), when filed (i) complied or will comply in all material respects as to form with the published rules and regulations of the SEC and (ii) presented or will present fairly the consolidated financial position of the Parent and the Parent Subsidiaries as of such date, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and subject in the case of quarterly financial statements to normal year-end audit adjustments and except that the quarterly financial statements do not contain all of the footnote disclosures required by GAAP.

                  4.6. ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1998, except as reflected in the Parent 1998 Financial Statements or on Section
4.6 of the Parent Disclosure Letter, there has not been any material adverse change in the business or financial condition of the Parent and the Parent Subsidiaries taken as a whole, other than changes in general economic or business conditions, changes that may result from the public announcement of this Agreement, or changes generally affecting companies operating in the industries in which the Parent and the Parent Subsidiaries operate.

                  4.7. INFORMATION IN PROXY STATEMENT/PROSPECTUS, REGISTRATION STATEMENT AND HSR FILINGS. The S-4 Registration Statement (or any amendment thereof or supplement thereto), at the date it becomes effective and at the time of the Company Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Purchaser with respect to statements made therein based on information supplied by the Company for inclusion in the S-4 Registration Statement. None of the information supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to shareholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. To the knowledge of the Parent, none of the information supplied or to be supplied by or on behalf of any of the Parent and the Parent Subsidiaries for inclusion or incorporation by reference in the filing or filings required under the HSR Act, at the date filed, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made hereby with respect to statements made in such filing or filings based on information supplied by Company for inclusion therein.

                  4.8. FINDERS AND INVESTMENT BANKERS. Except for
Robinson-Humphry & Co., no agent, investment banker, broker, finder, intermediary, or other Person acting on behalf of the Parent or any of the Parent Subsidiaries is or shall be entitled to any brokerage, or finder's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

                  4.9. DISCLOSURE. No representation or warranty by the Parent or the Purchaser in this Agreement (including the Parent Disclosure Letter) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to the Parent or the Purchaser which would reasonably be expected to have a material adverse effect on the business or financial condition of the Parent and the Parent Subsidiaries taken as a whole which has not been set forth in the Parent SEC Filings or in this Agreement (including the Parent Disclosure Letter).


                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  5.1. CONDUCT OF THE BUSINESS OF THE COMPANY. Except as contemplated by this Agreement (including, without limitation, Section 7.2(f)) or as otherwise set forth on Section 5.1 of the Company Disclosure Letter, during the period from the date of this Agreement to the Effective Time, the Company and the Company Subsidiaries will each conduct its operations in all material respects according to its ordinary and usual course of business, and will use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with customers, suppliers and others having business relationships with it and will take no action that could reasonably be deemed to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, or the timing thereof. The Company shall consult regularly with Parent on the management and business affairs of the Company and the Company Subsidiaries. The Company will promptly advise the Parent in writing of any change in the Company's or any of the Company Subsidiaries' business or financial condition which is materially adverse to it and the Company Subsidiaries taken as a whole. Without limiting the gene rality of the foregoing, except as set forth on Section 5.1 of the Company Disclosure Letter, and except as otherwise expressly contemplated by this Agreement (including, without limitation, Section 7.2(f)), prior to the Effective Time, neither the Company nor any of the Company Subsidiaries will, without the prior written consent of the Parent:

                  (a) amend its Certificate of Incorporation or By-Laws;

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock of any class or any securities convertible into or exercisable for shares of capital stock of any class, except as required by any employee benefit or stock option plan or agreement existing as of the date hereof and listed in Section 5.1 of the Company Disclosure Letter;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of its capital stock, except any distribution made by any of the Company Subsidiaries to the Company or any of the other Company Subsidiaries (other than the Print and Mail Subsidiaries);

                  (d) (i) create, incur, assume, maintain or permit to exist any debt (including obligations in respect of capital leases) other than as in existence on the date hereof (or which, in the ordinary course of business, replaces any such debt) in an aggregate amount for the Company and the Company Subsidiaries taken as a whole exceeding $500,000; (ii) except in the ordinary course of business and consistent with past practices assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obliga tions of any Person other than any of the Company Subsidiaries (other than the Print and Mail Subsidiaries); or (iii) make any loans, advances or capital contribu tions to, or investments in, any Person other than any of the Company Subsidiaries (other than the Print and Mail Subsidiaries), except for notes taken by the Company pursuant to the terms of the Print and Mail Sale Agreement, and customary loans or advances to employees or trade credit in the ordinary course of business and consistent with past practices, which in any event will not exceed $25,000 in the aggregate;

                  (e) except in the ordinary course of business or as otherwise contem plated by or described or referred to in the Company SEC Filings filed on or before the date hereof, or as provided by the Print and Mail Sale Agreement, sell, transfer, mortgage, lease, license or otherwise dispose of or encumber, any assets of the Company or a Company Subsidiary which have a value on the Company's books, either individually or in the aggregate, in excess of $50,000;

                  (f) (i) increase in any manner the compensation of any of its directors, officers or employees except in the ordinary course of business, consistent with past practice as part of their regularly scheduled review; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or amend or agree to enter into or amend any agreement or arrangement with any of its directors, officers or employees, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant (other than as required pursuant to existing agreements or plans) any severance or termination pay to, or enter into or amend any employment, severance or change in control agreement with, any of its directors, officers or employees; or (iv) except as may be required to comply with applicable law, enter into or become obligated under any collective bargaining agreement or any agreement with, any labor union or association representing employees, pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any Person, or amend any of such plans or any of such agreements in existence on the date hereof;

                  (g) authorize or commit to make any material capital expenditures in excess of $100,000 per expenditure;

                  (h) make any material change in the accounting methods or accounting practices followed by the Company, except as required by GAAP;

                  (i) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) for an amount in excess of $100,000;

                  (j) make any election under the Code;

                  (k) enter into any contract that if entered into on or prior to the date hereof would be required to be disclosed on Section 3.16 of the Company Disclosure Letter;

                  (l) merge with or into or consolidate with any other Person (other than between the Company Subsidiaries (other than the Print and Mail Subsidiaries)) or make any acquisition of all or any part of the assets or capital stock or business of any other Person except for tangible property acquired in the ordinary course of business; or

                  (m) agree to do any of the foregoing.

                  5.2. CONDUCT OF THE BUSINESS OF PARENT AND THE PURCHASER. Except as contemplated by this Agreement or as otherwise set forth on Section
5.2 of the Parent Disclosure Letter, during the period from the date of this Agreement to the Effective Time, the Parent and the Parent Subsidiaries will take no action that could reasonably be deemed to have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement, or the timing thereof. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agree ment, prior to the Effective Time, neither the Parent nor any of the Parent Subsidiaries will, without the prior written consent of the Company:

                  (a) amend the Certificate of Incorporation or By-Laws of Parent in a manner which would materially adversely change the rights of holders of Parent Common Stock;

                  (b) during the Averaging Period (as hereinafter defined), pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except any distribution made by any of the Parent Subsidiaries to the Parent or any of the other Parent Subsidiaries; or

                  (c)      agree to do any of the foregoing.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  6.1. PROXY STATEMENT/PROSPECTUS; S-4 REGISTRATION STATEMENT. In connec tion with the solicitation of approval of the principal terms of this Agreement and the Merger by the Company's stockholders, the Company, the Parent and the Purchaser shall as promptly as practicable prepare and file with the SEC, on a confidential basis (if practicable), a preliminary proxy statement relating to the Merger and this Agreement and use commercially reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement/Prospectus (as hereinafter defined). The Company, after consultation with the Parent, shall respond as promptly as practicable to any comments made by the SEC with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be mailed to its shareholders at the earliest practicable date after the S-4 Registration Statement (as hereinafter defined) has been declared effective. Such definitive proxy statement shall also constitute a prospectus of Parent with respect to the Parent Common Stock to be issued in the Merger (such proxy statement and prospectus are referred to herein as the "Proxy Statement/Prospectus"), which prospectus is to be filed with the SEC as part of a registration statement on Form S-4 (the "S-4 Registration Statement") for the purpose of registering under the Securities Act the Purchaser Common Stock to be issued pursuant to Section 2.1(a). The Parent shall as promptly as practicable prepare and file with the SEC the S-4 Registration Statement after the SEC has advised that it will not review, or has no further comments on, the Proxy Statement/Prospectus. The Parent, after consultation with the Company, shall respond as promptly as practicable to any comments made by the SEC with respect to the S-4 Registration Statement, and shall use all commercially reasonable efforts to have the S-4 Registration Statement declared effective by the SEC. The Parent shall also take any action required to be taken under applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger to stockholders of the Company; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is now qualified or (ii) to file a general consent to service of process in any jurisdiction. The Company shall furnish all information concerning the Company and the holders of the Shares as may be reasonably requested by Parent in connection with such action. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officer or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement either the S-4 Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

                  6.2. ACCESS TO INFORMATION. (a) The Company will (i) give Parent and its authorized representatives reasonable access during normal business hours to all offices and other facilities and to all books and records of the Company and the Company Subsidiaries, in order to permit Parent to make such inspections as it may reasonably require and (ii) will furnish Parent with a copy of each report, schedule and other document filed or received by it, during the period between the date hereof and the Effective Date, pursuant to the requirements of federal and state securities laws and such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request.

                  (b) Parent will furnish the Company with a copy of each publicly available report, schedule and other document filed or received by it, during the period between the date hereof and the Effective Date, pursuant to the requirements of federal and state securities laws.

                  (c) Parent and the Company and their respective authorized representatives shall continue to abide by the provisions of the Confidentiality Agreement, dated January 25, 1999 (the "Confidentiality Agreement"), by and between the Parent and the Company.

                  6.3. CONSENTS. (a) The Parent and the Company each shall use their commercially reasonable efforts to obtain all consents of third parties under the agreements set forth in Section 6.3 of the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, obtain all material consents of governmental authorities, and to make all governmental filings, necessary to the consummation of the transactions contemplated by this Agreement. The Company, the Parent and the Purchaser shall as soon as practicable file Pre-Merger Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

                  (b) Each of the parties hereto agrees to furnish to each other party hereto such necessary information and commercially reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act, or any other federal, state, local or foreign statute or regulations. Each of the parties shall respond as promptly as practicable to (i) any inquiries or requests from the FTC or the Antitrust Division for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other governmental entity in connection with antitrust or related matters. Each of the parties shall (1) give the other party prompt notice of the commence ment of any claim, action, suit or proceeding by or before any governmental entity with respect to the Merger or any of the transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such claim, action, suit or pending or proceeding, and
(3) promptly inform the other party of any communication to or from the FTC or the Antitrust Division or any other governmental entity regarding the Merger or the transactions contemplated by this Agreement. Each of the parties will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any claim, action, suit or proceeding under or relating to the HSR or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any governmental entity or by any applicable federal, state, local or foreign laws, ordinances or regulations, in connection with any claim, action, suit or proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar claim, action, suit or proceeding, each of the parties will permit authorized representatives of the other party to be present, to the extent reasonably practicable, at each meeting or conference relating to any such claim, action, suit or proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental entity in connection with any such claim, action, suit or proceeding

                  (c) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or cause any of the Parent Subsidiaries to dispose of any assets, or to commit to cause the Company or any of the Company Subsidiaries to dispose of any assets; (ii) to discontinue or cause any of the Parent Subsidiaries to discontinue offering any product, or to commit to cause the Company or any of the Company Subsidiaries to discontinue offering any product; (iii) to license or otherwise make available, or cause any of the Parent Subsidiaries to license or otherwise make available, to any persons, any technology, intellectual property, software or other intangible assets, or to commit to cause the Company or any of the Company Subsidiaries to license or otherwise make available to any person any technology, intellectual property, software or other intangible assets to the extent reasonably practicable; (iv) to hold separate or cause any of the Parent Subsidiaries to hold separate any assets or operations, or to commit to cause the Company or any of the Company Subsidiaries to hold separate any assets or operations; or (v) to make or cause any of the Parent Subsidiaries to make any commitment (to any governmental entity or otherwise) regarding its future operations or the future operations of the Company or any of the Parent Subsidiaries or Company Subsidiaries, if any of the actions described in (i)-(v) above would materially interfere with Parent's anticipated benefits from the trans actions contemplated hereby or have a material adverse effect on Parent.

                  6.4. BOARD ACTIONS; COMPANY STOCKHOLDER MEETING. (a) The Board of Directors of the Company has determined that the Merger is advisable and in the best interests of its stockholders and, subject to Section 6.8 hereof, (i) the Board of Directors of the Company will recommend to the Company's stockholders the adoption and approval of this Agreement and the transactions contemplated hereby and the other matters to be submitted to the Company's stockholders in connection herewith and use its commercially reasonable efforts to obtain the necessary approvals by the Company's stockholders of this Agreement and the transactions contemplated hereby; (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's stockholders vote in favor of adopt and approve the Merger at the Company's Stockholders Meeting; and
(iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the recom mendation of the Board of Directors of the Company that Company's stockholders vote in favor of and adopt and approve the Merger.

         (b) As soon as reasonably practicable after the date of the Agreement, Company shall duly call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of approving this Agreement and the transactions contemplated by this Agreement. The Company will convene the Company Stockholder Meeting, as promptly as practicable and in any event use its reasonable best efforts to convene such meetings within 45 days after the Form S-4 is declared effective by the SEC.

                  6.5. COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions hereof, each of the parties hereto agrees to use its commercially reasonable efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper and advisable under applicable laws and regulations to ensure that the conditions set forth in Article VII hereof are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                  6.6. PUBLIC ANNOUNCEMENTS. The Parent and the Company will obtain the prior written consent of the other before issuing any press release or otherwise making any public statements with respect to the Merger, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange.

                  6.7. CONSENT OF THE PARENT. The Parent, as the sole stockholder of the Purchaser, by executing this Agreement consents to the execution and delivery of this Agreement by the Purchaser and the consummation of the Merger and the other transactions contemplated hereby, and such consent shall be treated for all purposes as a vote duly cast at a meeting of the stockholders of the Purchaser held for such purpose.

                  6.8. NO SOLICITATION. (a) The Company shall not, nor shall it authorize or permit any of the Company Subsidiaries to, nor shall it authorize or permit any of its, or the Company Subsidiaries', directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by or acting on behalf of it or any of the Company Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal or (iii) enter into any letter of intent, agreement in principle, acquisi tion agreement or similar agreement (each a "Company Acquisition Agreement") with respect to a Company Takeover Proposal, or (iv) approve, endorse or recommend a Company Takeover Proposal; PROVIDED, HOWEVER, that if and to the extent that, at any time prior to the time of the adoption of this Agreement by the Company's stockholders, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failing to do so would violate its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to any Company Takeover Proposal which is a Company Superior Proposal (as hereinafter defined) and which was not solicited by it and which did not otherwise result from a breach of this Section 6.8(a); (x) furnish information with respect to the Company and the Company Subsidiaries to any Person inquiring about or making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company based on the advice of its outside counsel containing limitations no less restrictive than the limitations imposed on Parent pursuant to the Confidentiality Agreement); and (y) participate in discussions or negotiations regarding such Company Takeover Proposal; PROVIDED that prior to or at the time of furnishing any such information or entering into such discussions or negotiations, the Company shall: (1) inform Parent in writing as to the fact such information is to be provided, (2) furnish to Parent the identity of the recipient of such information and/or the potential acquirer and the terms of such Company Takeover Proposal and (3) furnish to or notify Parent of the availability of such written information to Parent (to the extent such information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of the restrictions set forth in the preceding sentence by any director, officer, employee, investment banker, financial advisor, attorney, accountant or other representative of the Company or any of the Company Subsidiaries shall be deemed to constitute a breach of this Section 6.8(a) by the Company. The Company agrees that it will immediately cease and cause to be terminated any existing discussions with any person that relate to any Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any Company Takeover Event. For purposes of this Agreement, "Company Takeover Event" means any direct or indirect acquisition or purchase of a business that constitutes 10% or more of the net revenues, net income or assets of the Company and the Company Subsidiaries (other than the Print and Mail Subsidiaries (as hereinafter defined)), taken as a whole, or 10% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of any equity securities of the Company, or any sale, lease, exchange, transfer or license of assets, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Company Subsidiary (other than the Print and Mail Subsidiaries)) whose business constitutes 10% or more of the net revenues, net income or assets of the Company and the Company Subsidiaries taken as a whole, other than the transactions contemplated by the Print and Mail Sale Agreement.

                  (b) Except as expressly permitted by this Section 6.8(b), the Board of Directors of the Company shall not (i) withdraw or modify or propose publicly to withdraw or modify, in a manner adverse to the Parent and the Purchaser, its approval or recommendation of this Agreement, or (ii) approve or recommend, or propose publicly to approve or recommend any Company Takeover Proposal, unless (x) such Company Takeover Proposal is a Company Superior Proposal, (y) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to comply with its fiduciary duties under applicable law, and (z) neither the Company nor any Company Subsidiary nor any representative of the Company or a Company Subsidiary shall have caused the Company Superior Proposal to be made in violation of Section 6.8(a). For purposes of this Agreement, the term "Company Superior Proposal" means any bona fide written proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than a majority of the Shares then outstanding or all or substantially all the assets of the Company, that the Board of Directors of the Company determines in good faith, after taking into account advice from its financial advisor, to be more favorable from a financial point of view to the Company and its stockholders than the Merger.

                  (c) Nothing contained in this Section 6.8(c) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, such disclosure is required under applicable law; PROVIDED that the Company does not amend, withdraw or modify, or propose to amend, withdraw or modify, its position with respect to the Merger, or approve, recommend or propose publicly to approve or recommend a Company Takeover Proposal, unless the Company and the Board of Directors has complied with the provisions of Section 6.8(b).

                  (d) Anything in this Agreement to the contrary notwithstanding, the Company shall submit this Agreement for approval to the stockholders of the Company at the Company Stockholder Meeting whether or not the Board of Directors determines at any time subsequent to the date hereof that the Agreement is no longer advisable and recommends that the stockholders reject it.

                  6.9. INDEMNIFICATION. (a) For a period of six years after the Effective Time, the Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and the Company Subsidiaries (other then the Print and Mail Subsidiaries) (collectively, the "Indemnified Parties") from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities (whether or not resulting from third-party claims and including interest, penalties, out-of-pocket expenses and attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder) resulting from or arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required under applicable law as of the Effective Time and, in the case of indemnification by the Surviving Corporation, to the extent permitted under the provisions of the Certificate of Incorporation and the By-Laws of the Company in effect at the date hereof (which provisions shall not be amended in any manner which adversely affects any Indemnified Party, for a period of six years), including provisions relating to payment and advances of expenses incurred in the defense of any action or suit; PROVIDED that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of each such claim shall continue until final disposition of such claim. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Parent shall cause the Surviving Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel jointly selected by the Indemnified Party and the Parent.

                  (b) For not less than six years after the Effective Time, the Parent and the Purchaser shall maintain in effect directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof; PROVIDED that the deductible thereunder (which shall be paid by the Parent) may be increased to no more than $25,000; and, PROVIDED, FURTHER, that in no event shall the Parent be required to expend in any one year an amount in excess of $250,000; and, PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (c) Any Indemnified Party wishing to claim indemnification under Section 6.9(a) shall provide notice to the Parent promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and (i) the Parent shall retain counsel satisfactory to the Parent, the Indemnified Party and the insurer under any applicable directors' and officers' liability insurance, (ii) the Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, and (iii) the Parent will use all reasonable efforts to assist in the vigorous defense of any such matter, PROVIDED that neither Parent nor the Company shall be liable for any settlement of any claims effected without its written consent, which consent, however, shall not be unreasonably withheld; and PROVIDED, FURTHER, that neither Parent nor Company shall be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action unless in the reasonable judgment of any such Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to any claims. The omission by any Indemnified Party to give notice as provided herein shall not relieve the Parent of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Parent and the Parent is damaged as a result of such failure to give notice. The Parent and the Indemnified Party shall cooperate in the defense of any action or claim subject to this Section 6.9, including but not limited to furnishing all available documentary or other evidence as is reasonably requested by the other.

                  (d) This Section 6.9 is intended for the benefit of the Indemnified Parties whether or not parties to this Agreement and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

                  (e) If the Parent or the Surviving Corporation or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into any other Person and is not the resulting, continuing or surviving corporation or entity of such reorganiza tion, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any Person or Persons, then, and in such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assumes all of the obligations of the Parent or the Surviving Corporation, as the case may be, set forth in this Section 6.9.

                  6.10. EMPLOYEE BENEFITS. Until the first anniversary of the Closing, Parent shall maintain or caused to be maintained for the benefit of each employee of the Parent or any of its Subsidiaries who was an employee of the Company or any of its Subsidiaries immediately prior to the Closing employee benefit plans and programs that provide such employee with benefits, rights and entitlements which are comparable to similarly situated employees of the Parent. Following the Effective Time, Parent shall cause the Surviving Company to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing on or prior to the execution of this Agreement which are between the Company and any of the Company Subsidiaries and any officer, director or employee thereof.

                  6.11. TAX COVENANTS. Whether before or after the Effective Time, neither the Parent nor the Company shall take (or permit any of their Affiliates to) take any action that could reasonably be expected to jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of the Parent and the Company shall use its respective commercially reasonable efforts (I) to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and (II) to cause its respective officers to furnish such representations to Blank Rome Comisky & McCauley LLP ("Parent's Counsel") and Katten Muchin & Zavis ("Company's Counsel") as may be reasonably requested to enable such counsel to deliver the opinions described in Sections 7.2(d) and 7.3(c).

                  6.12. PRINT AND MAIL SALE AGREEMENT. The Company shall use its commercially reasonable efforts to consummate the transactions contemplated by the Print and Mail Sale Agreement in accordance with its terms. The Company shall advise Parent of, and consult with Parent with respect to, material developments in connection with such sale. Neither the Company nor any Company Subsidiary shall agree or consent to any amendment, waiver, consent, modification or other change to, or the termination of, the Print and Mail Sale Agreement unless it shall have first received the approval of Parent (which shall not unreasonably be withheld).

                                   ARTICLE VII

                               CLOSING CONDITIONS

                  7.1. CONDITIONS TO THE OBLIGATIONS OF THE PARENT, THE PURCHASER AND THE COMPANY. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) There shall not be in effect any statute, rule or regulation enacted, promulgated or deemed applicable by any governmental authority of competent jurisdiction that makes consummation of the Merger illegal and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that each of the parties shall use their commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                  (b) This Agreement shall have been approved and adopted by the affirmative vote of the holders of the requisite number of shares of Common Stock in accordance with the Certificate of Incorporation and By-Laws of the Company and the DGCL.

                  (c) Each of the Parent, the Company and any other person (as defined in the HSR Act and the rules and regulations thereunder) required in connection with the Merger to file a Pre-Merger Notification and Report Form under the HSR Act with the FTC and the Antitrust Division shall have made such filing and the applicable waiting period with respect to each such filing (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

                  (d) The S-4 Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order shall be threatened or entered by the SEC or any state securities administration preventing the Merger.

                  7.2. CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND THE PURCHASER. The obligations of Parent and Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions.

                  (a) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or contained in Section 3.2 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except in each case to the extent any such representation or warranty expressly speaks as of an earlier specified date, in which case, as of such date), except (i) in each case where the failure of the representations and warranties (other than the representations and warranties set forth in Section 3.2) to be so true and correct (without giving effect to any qualification as to "material," "materiality,""material adverse effect" or similar qualifications) are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Parent and the Parent Subsidiaries taken as a whole or on the Company and the Company Subsidiaries (excluding the Print and Mail Subsidiaries) taken as a whole, or (ii) in each case where the failure of such representations and warranties to be so true and correct (x) is with respect to representations and warranties relating to the Print and Mail Business and (y) the sale of the Print and Mail Business is consummated in accordance with the terms of the Print and Mail Sale Agreement and (iii) in the case of Section 3.2, so long as the number of shares of Company Common Stock outstanding or subject to options on the Effective Date does not exceed that amount set forth in
         Section 3.2 by more than 10,000 shares or by more than 10,000 option shares in the aggregate, provided that the exercise prices of such additional options equal or exceed $10.50 per share.

                  (b) The Company shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or on the Closing Date. The Company shall deliver to Parent a certificate of its Chief Executive Officer, solely in his capacity as such, as to the satisfaction of the conditions in paragraphs (a) and (b) of this Section 7.2.

                  (c) There shall not be pending any action, suit or proceeding by a governmental entity (a) challenging or seeking to restrain or prohibit the consum mation of the Merger; (b) relating to the Merger and seeking material monetary damages from the Parent, the Company or any of the Parent or Company Subsidiary; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the capital stock of the Company; or (d) which would materially and adversely affect the right of Parent, the Company or any Parent or Company Subsidiary to own the assets or operate the business of the Company after the Effective Time; PROVIDED that Parent shall use reasonable efforts to resolve such matters.

                  (d) There shall not be pending any actions, suits or proceeding: (i) which individually or in the aggregate, taking into account the totality of the facts and circumstance and the probability of an adverse judgement, are reasonably likely to have material adverse effect on the Company and the Company A/R and Teleservices Subsidiaries taken as a whole or on the Parent and the Parent Subsidiaries taken as a whole and (ii) which (A) challenges or seeks to restrain or prohibit the consummation of the Merger; (B) relates to the Merger and seeks to obtain from Parent or any of its subsidiaries damages; (C) seeks to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the capital stock of the Company; or (D) affects adversely the right of Parent, the Company or any subsidiary of Parent to own the assets or operate the business of Company; provided, however, that to the extent that any damages payable in connection with any such claim, action, suit or proceeding will be fully reimbursed by insurance coverage pursuant to insurance policies held by Company or Parent, such damages shall be disregarded in determining the material adverse effect of such claim, action, suit or proceeding on the policy holder.

                  (e) Parent shall have received from Parent's Counsel an opinion in substantially the form attached hereto as Annex V, dated on or about the date of mailing of the Proxy Statement/Prospectus, which opinion shall be reconfirmed at the Effective Time, substantially to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Parent's Counsel shall be entitled to request and rely upon representations contained in certificates of officers of Parent and Company, which certificates are in substantially the form attached hereto as Annex III and Annex IV, as the case may be.

                  (f) Since the date hereof, there shall not have been any material adverse change in the business or financial condition of the Company and the Company Subsidiaries taken as a whole, other than changes in general economic or business conditions, changes that may result from the public announcement of this Agreement, changes generally affecting companies operating in the industries in which the Company and the Company Subsidiaries operate or changes solely affecting the Print and Mail Subsidiaries.

                  (g) The sale of the Print and Mail Subsidiaries shall have been consummated in accordance with the terms of the Print and Mail Sale Agreement.

                  (h) Neither the Parent nor the Purchaser may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the Parent's or the Purchaser's failure to use commercially reasonable efforts to consummate the transactions contemplated by this Agreement.

                  7.3. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

                  (a) The representations and warranties of the Parent and the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date and the representations and warranties of the Parent contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except in each case to the extent any such representation or warranty expressly speaks as of an earlier specified date, in which case, as of such date), except in each case where the failure of the representations and warranties to be so true and correct (without giving effect to any qualification as to "material," "materiality,""material adverse effect" or similar qualifications) are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Parent and the Parent Subsidiaries taken as a whole.

                  (b) The Parent and the Purchaser shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Parent and the Purchaser prior to or on the Closing Date. The Parent shall deliver to Company a certificate of its Chief Executive Officer, solely in his capacity as such, as to the satisfaction of the conditions in paragraphs (a) and (b) of this Section 7.3.

                  (c) Company shall have received from Company's Counsel an opinion in substantially the form attached hereto as Annex VI, dated on or about the date of mailing of the Proxy Statement/Prospectus, which opinion shall be reconfirmed at the Effective Time, substantially to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Company's Counsel shall be entitled to request and rely upon representations contained in certificates of officers of Parent and Company, which certificates are in substantially the form attached hereto as Annex III and Annex IV, as the case may be.

                  (d) The Company may not rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the Company's failure to use commercially reasonable efforts to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VIII

                                     CLOSING

                  8.1. TIME AND PLACE. The closing of the Merger (the "Closing") shall take place at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois, as soon as practicable following satisfaction or waiver, if permissible, of the conditions set forth in Article
VII. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

                  8.2. FILINGS AT THE CLOSING. At the Closing, the Parent, the Purchaser and the Company shall cause the Certificate of Merger, together with any other documents required by law to effectuate the Merger, to be filed and recorded with the Secretary of State of the State of Delaware in accordance with the provisions of Sections 103 and 251 or 253 of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

                  9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

                  (a) by mutual consent of the Board of Directors of the Parent and the Board of Directors of the Company;

                  (b) by either the Parent or the Company if the Merger shall not have been consummated on or before October 31, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under or breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or before the aforesaid date;

                  (c) by either the Parent or the Company, if any court of competent jurisdiction in the United States or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, permanently enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable;

                  (d) by either the Parent or the Company, if the approval of the Merger by the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

                  (e) by the Company:

                           (i) upon the breach of any representation, warranty, covenant or other agreement of Parent contained in this Agreement, or if any representation or warranty of Parent shall be or shall have become inaccurate, in either case such that Parent fails to cure such breach within fifteen (15) business days after receiving notice of such breach (but only if such breach is capable of being cured) and such breach would cause any of the conditions set forth in Section 7.3(a) or
         (b) not to be satisfied at the time of such breach or at the time such representation or warranty was or shall have become inaccurate or, if capable of being cured, at the end of such cure period;

                           (ii) if the arithmetic per share average of the last reported sales prices of one share of Parent Common Stock, as reported on the NASDAQ National Market during the five (5) trading days ending on and including the trading day one day before the Company Stockholder Meeting (such 5-day period, the "Averaging Period"), is less than $27.50 (such amount to be proportionately adjusted in the event the Parent Common Stock is subdivided, whether by stock split, stock dividend or otherwise, into a greater number or combined, whether by reverse stock split or otherwise, into a lesser number).

                  (f) By Parent:

                           (i) upon the breach of any representation, warranty, covenant or other agreement of the Company contained in this Agreement, or if any repre sentation or warranty of the Company shall be or shall become inaccurate, in either case such that the Company fails to cure such breach within fifteen (15) business days after receiving notice of such breach (but only if such breach is capable of being cured) and such breach would cause any of the conditions set forth in Section 7.2(a) or (b) not to be satisfied at the time of such breach or at the time such representation or warranty was or shall have become inaccurate, or, if capable of being cured, at the end of such cure period;

                           (ii) if (a) the Board of Directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of, the adoption and approval of the Merger;
         (b) the Company shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of the Company in favor of the adoption and approval of the Merger; (c) the Company shall have entered into any Company Acquisition Agreement; or (d) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its stockholders and, if applicable, optionholder, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

                  9.2. PROCEDURE AND EFFECT OF TERMINATION. (a) In the event of termina tion and abandonment of the Merger by the Parent, the Purchaser or the Company pursuant to Section 9.1, written notice thereof shall forthwith be given to the others, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. The Purchaser agrees that any termination by the Parent shall be conclusively binding upon it, whether given expressly on its behalf or not, and the Company shall have no further obligation with respect to it. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement; PROVIDED that any termination shall be without pre judice to the rights of any party hereto arising out of any intentional breach by any other party of any covenant or agreement contained in this Agreement, and PROVIDED, FURTHER, that the obligations set forth in Sections 3.15, 4.8, 6.2 (last sentence), 9.2, 10.6 and 10.8 shall in any event survive any termination.

                  (b) (i) If this Agreement is terminated by Parent or the Company pursuant to Section 9.1(d) and a Company Superior Proposal is consummated at any time prior to the first anniversary date of this Agreement, then, contemporaneously with the consummation of such transaction, the Company shall pay to Parent by wire transfer of immediately available funds to an account specified by Parent, a nonrefundable fee in an amount equal to $3,500,000 plus an amount equal to the documented out-of-pocket costs and expenses incurred by Parent in connection with the transactions contemplated by this Agreement, not to exceed $1,200,000.

                           (ii) In the event of a termination of this Agreement
by Parent pursuant to Section 9.1(f)(ii), then the Company shall within ten business days of such termination pay Parent by wire transfer of immediately available funds to an account specified by Parent a non-refundable termination fee of $3,500,000 plus an amount equal to the documented out-of-pocket costs and expenses incurred by Parent in connection with the transactions contemplated by this Agreement, not to exceed $1,200,000.


                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Parent, the Purchaser and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; PROVIDED that after this Agreement is adopted by the Company's stockholders, no such amendment or modification shall be made that reduces the amount or changes the form of the Merger Consideration or otherwise ma terially and adversely affects the rights of the Company's stockholders hereunder, without the further approval of such stockholders.

                  10.2. WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Parent or the Purchaser, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or the Parent, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Sec tion 10.2. The Purchaser hereby agrees that any consent or waiver of compliance given by the Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

                  10.3. SURVIVAL OF WARRANTIES. Each and every representation and warranty made in this Agreement shall survive the date of this Agreement but shall expire with, and be terminated and extinguished by, the Merger, or the termination of this Agreement pursuant to Section 9.1. This Section 10.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

                  10.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (A) delivered personally or by overnight courier, (B) mailed by registered or certified mail, return receipt requested, postage prepaid, or (C) transmitted by telecopy, and in each case, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; PROVIDED that notices of a change of address shall be effective only upon receipt thereof):

                  (a)      if to the Parent or the Purchaser, to

                                    NCO Group, Inc.
                                    515 Pennsylvania Avenue
                                    Fort Washing, Pennsylvania 19034
                                    Telecopy: (215) 793-2908
                                    Attention: President

                           with copies to

                                    NCO Group, Inc.
                                    515 Pennsylvania Avenue
                                    Fort Washing, Pennsylvania 19034
                                    Telecopy: (215) 793-2908
                                    Attention: General Counsel

                                    Blank Rome Comisky & McCauley LLP
                                    One Logan Square
                                    Philadelphia, PA  19103
                                    Telecopy: (215) 793-2929
                                    Attention: Francis E. Dehel, Esq.

                  (b)      if to the Company, to

                                    Compass International Service Corporation
                                    One Penn Plaza, Suite 4430
                                    New York, NY 10119
                                    Attention: Julie Schechter
                                    Facsimile No.: (212) 967-0650
                           with a copy to

                                    Katten Muchin & Zavis
                                    525 West Monroe Street, Suite 1600
                                    Chicago, Illinois 60661
                                    Telecopy: (312) 902-1061
                                    Attention: Howard S. Lanznar, Esq.

Any notice so addressed shall be deemed to be given (x) three business days after being mailed by first-class, registered or certified mail, return receipt requested, postage prepaid and (y) upon delivery, if transmitted by hand delivery, overnight courier or telecopy.

                  10.5. ASSIGNMENT; PARTIES IN INTEREST. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for Section 6.9, which is intended for the benefit of the Company's directors, officers, employees and agents, and Section 6.11, which is intended for the benefit of the Company's stockholders, this Agreement is not intended to confer upon any other Person except the parties any rights or remedies under or by reason of this Agreement.

                  10.6. EXPENSES. Except as provided in Section 9.2(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  10.7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, as provided in Section 10.13, this being in addition to any other remedy to which they are entitled at law or in equity.

                  10.8. GOVERNING LAW. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof to the extent such rules would permit the application of the laws of another jurisdiction.

                  10.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.10. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  10.11. ENTIRE AGREEMENT. This Agreement, including the Company Disclosure Letter and the Parent Disclosure Letter, the Annexes hereto, the Voting Agreement, and the Confidentiality Agreement, embody the entire agreement and under standing of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

                  10.12. SEVERABILITY. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

                  10.13. JURISDICTION AND PROCESS. In any action between or among any of the parties, whether arising out of this Agreement or otherwise,
(A) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Delaware, (B) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware, (C) each of the parties irrevocably waives the right to trial by jury, (D) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.4 and (E) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

                  10.14. INTERPRETATION OF REPRESENTATIONS; DISCLOSURE LETTERS. Each represen tation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Except as set forth herein, exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty. The parties acknowledge that the Company Disclosure Letter and the Parent Disclosure Letter (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or Parent, as the case may be, except to the extent required by this Agreement,
(iv) disclosure of the information contained in one section or part of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed as proper disclosure for all sections or parts of the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, only if appropriately cross-referenced or if the relevance thereof is reasonably manifest on its face to be relevant and responsive to the other section or sections where such disclosure is required; and (v) disclosure of the information contained in one section of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed as proper disclosure for each provision in that section of the Agreement for which such disclosure is required, even if such provision is not qualified by a reference to the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, provided that the relevance thereof is reasonably manifest on its face to be relevant and responsive to the provisions in that section which are not qualified by a reference to the Company Disclosure Letter or Parent Disclosure Letter, as the case may be.

                  10.15. RELIANCE BY PARENT AND PURCHASER. Notwithstanding the right of Parent and Purchaser to investigate the business, assets and financial condition of the Company and the Company Subsidiaries, and notwithstanding any knowledge obtained or obtainable by Parent and Purchaser as a result of such investigation, Parent and Purchaser have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by the Company in this Agreement or pursuant hereto.


     [remainder of page intentionally left blank - signature page to follow]

                  IN WITNESS WHEREOF, the Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


PARENT:                               NCO GROUP, INC.


                                      By:/s/ PAUL E. WEITZEL, JR.
                                         --------------------------
                                      Name: Paul E. Weitzel, Jr.
                                           ------------------------
                                      Title: EVP
                                            -----------------------


PURCHASER:                            CARDINAL ACQUISITION
                                      CORPORATION


                                      By: /s/ JOSHUA GINDIN
                                         --------------------------
                                      Name: Joshua Gindin
                                           ------------------------
                                      Title: EVP
                                            -----------------------


THE COMPANY                           COMPASS INTERNATIONAL
                                      SERVICES CORPORATION


                                      By: /s/ MICHAEL J. CUNNINGHAM
                                         --------------------------
                                      Name: Michael J. Cunningham
                                           ------------------------
                                      Title: Chairman
                                            -----------------------

                                     ANNEX I

                                  DEFINED TERMS


         ANTITRUST DIVISION:  as defined in Section 6.3(a).

         A/R AND TELESERVICES SUBSIDIARIES: the Company Subsidiaries other than the Print and Mail Subsidiaries.

         AVERAGING PERIOD:  as defined in Section 9.1(e).

         CERTIFICATE OF MERGER:  as defined in Section 1.5.

         CERTIFICATES:  as defined in Section 2.5(b).

         CLOSING:  as defined in Section 8.1.

         CLOSING DATE:  as defined in Section 8.1.

         CODE:  as defined in the second recital of this Agreement.

         COMMON STOCK:  as defined in Section 2.1(a).

         COMPANY:  as defined in the first paragraph of this Agreement.

         COMPANY ACQUISITION AGREEMENT:  as defined in Section 6.8(a).

         COMPANY DISCLOSURE LETTER:  as defined in Section 3.1.

         COMPANY LEASES:  as defined in Section 3.12(b).

         COMPANY LEASED REAL PROPERTY:  as defined in Section 3.12(a).

         COMPANY OPTION PLAN:  as defined in Section 2.6.

         COMPANY OWNED REAL PROPERTY:  as defined in Section 3.12(a).

         COMPANY PLANS:  as defined in Section 3.13(b).

         COMPANY PREFERRED STOCK:  as defined in Section 3.2(a).

         COMPANY SEC FILINGS:  as defined in Section 3.5(a).

         COMPANY STOCKHOLDER MEETING: the annual or special meeting of the stockholders of the Company to be held to vote on the approval of this Agreement and the transactions contemplated hereby.

         COMPANY SUBSIDIARY: means any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by the Company or any limited partnership of which the Company or any Company Subsidiary is the general partner.

         COMPANY SUPERIOR PROPOSAL:  as defined in Section 6.8(a).

         COMPANY TAKEOVER EVENT:  as defined in Section 6.8(a).

         COMPANY TAKEOVER PROPOSAL:  as defined in Section 6.8(a).

         COMPLIANCE PROGRAM:  as defined in Section 3.18(c).

         CONFIDENTIALITY AGREEMENT: as defined in Section 6.2(b)

         DGCL:  as defined in Section 1.1(a).

         EFFECTIVE TIME:  as defined in Section 1.5.

         ERISA:  as defined in Section 3.13(b).

         EXCHANGE ACT:  as defined in Section 3.4.

         EXCHANGE AGENT:  as defined in Section 2.6(a).

         EXCHANGE FUND:  as defined in Section 2.6(a).

         EXCHANGE RATIO: as defined in Section 2.1(a)

         FINANCIAL STATEMENTS:  as defined in Section 3.5(b).

         FTC:  the Federal Trade Commission.

         GAAP: generally accepted accounting principles as in effect in the United States, consistently applied.

         HSR ACT:  as defined in Section 3.4.

         INDEMNIFIED PARTIES:  as defined in Section 6.8(a).

         INTERESTED STOCKHOLDER: as defined in Section 3.3 (and Section 203 of the DGCL).

         INTELLECTUAL PROPERTY: as defined in Section 3.18(a).

         LIEN:  as defined in Section 3.1.

         MERGER:  as defined in the first recital of this Agreement.

         MERGER CONSIDERATION:  as defined in Section 2.1(a).

         OPTIONS:  as defined in Section 2.6.

         PARENT:  as defined in the first paragraph of this Agreement.

         PARENT COMMON STOCK:  as defined in Section 2.1(a).

         PARENT COMMON STOCK VALUE:

         PARENT DISCLOSURE LETTER: as defined in the first paragraph of Article IV of this Agreement.

         PARENT FINANCIAL STATEMENTS: as defined in Section 4.5(b).

         PARENT 1998 FINANCIAL STATEMENTS: as defined in Section 4.5(b).

         PARENT SEC FILINGS:  as defined in Section 4.5(a).

         PARENT SUBSIDIARY: means any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by Parent.

         PER SHARE VALUE:  as defined in Section 2.2(b).

         PERSON: any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.

         PRINT AND MAIL BUSINESS: the business currently conducted through the Print and Mail Subsidiaries.

         PRINT AND MAIL SALE AGREEMENT: that certain Stock Purchase Agreement, dated as of the date hereof by and between the Company and Swiss-Irish Enterprises, Inc..

         PRINT AND MAIL SUBSIDIARIES: Bender Direct Mail Service, Inc., Compass Mail Services Holding Corporation, Compass Mail Services, Inc., Compass Mail Services, L.P., Compass Print & Mail Services, Inc., Compass Print Services Holding Corporation, Compass Print Services, L.P., MB Strategic Services, Ltd., MetroWebb, Inc., MWI Laser Group, Inc. and The Mail Box, Inc.

         PROXY STATEMENT/PROSPECTUS:  as defined in Section 6.1.

         PURCHASER:  as defined in the first paragraph of this Agreement.

         PURCHASER COMMON STOCK:  as defined in Section 2.4.

         S-4 REGISTRATION STATEMENT:  as defined in Section 6.1.

         SECURITIES ACT:  as defined in Section 3.4.

         SEC:  as defined in Section 3.5(a).

         SHARES:  as defined in Section 2.1(a).

         SURVIVING CORPORATION:  as defined in Section 1.1(a).

         SURVIVING CORPORATION COMMON STOCK:  as defined in Section 2.4.

         TAX OR TAXES:  as defined in Section 3.9.

                                    ANNEX II
                                    --------

                                VOTING AGREEMENT


PARTIES:                   THE STOCKHOLDERS LISTED ON THE
                           SIGNATURE PAGES HERETO

                           NCO GROUP, INC.
                           a Pennsylvania corporation ("Acquiror")
                           515 Pennsylvania Avenue
                           Fort Washington, Pennsylvania 19034

DATE:                      May ___, 1999


BACKGROUND: Acquiror, [ ], a Delaware corporation and a wholly owned subsidiary of Acquiror ("Newco"), and [Cardinal], a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger, as amended and supplemented from time-to-time hereafter, of Newco with and into the Company (the "Merger"). The persons listed on the signature page under "Stockholders" (individually, a "Stockholder" and collectively, the "Stockholders") are stockholders of the Company. As a condition to the willingness of Acquiror and Newco to enter into the Merger Agreement, Acquiror and Newco have required that the Stockholders enter into, and in order to induce Acquiror and Newco to enter into the Merger Agreement, the Stockholders have agreed to enter into, this Agreement. The parties agree and acknowledge that this Agreement and the Proxy referred to in Section 3(b) hereof shall terminate and become null and void with respect to any Stockholder at the option of such Stockholder if after the date hereof the Exchange Ratio (as defined in the Merger Agreement) shall be amended without the consent of such Stockholder in any manner which is material and adverse to such Stockholder.

         INTENDING TO BE LEGALLY BOUND, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

         1.   CERTAIN DEFINITIONS

              (a) All capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

              (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated pursuant to Section 9.1 thereof, and (ii) the date upon which the Merger becomes effective in accordance with the terms and conditions of the Merger Agreement.

              (c) A Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if the Stockholder: (i) is a record owner of such security; or (ii) is a "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

              (d) The "RECORD DATE" for a particular matter shall be the date fixed for persons entitled: (i) to receive notice of, and to vote at, a meeting of the stockholders of the Company called for the purpose of voting on such matter; or (ii) to take action by written consent of the stockholders of the Company with respect to such matter.

              (e) "SUBJECT SECURITIES" shall mean with respect to each
Stockholder: (i) all securities of the Company (including shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by the Stockholder (individually or jointly) as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder (individually or jointly) acquires Ownership during the period from the date of this Agreement through the Expiration Date.

              (f) A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security including, without limitation, transfers of such security to the shareholders, partners or equity holders of such person as a dividend or other distribution; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein including, without limitation, an agreement or commitment contemplating the possible transfer of such security to the shareholders, partners, or equity holders of such person as a dividend or distribution.

         2.   TRANSFER OF SUBJECT SECURITIES

              (a) TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Each of the Stockholders agrees that, during the period from the date of this Agreement through the Expiration Date, such Stockholder shall not cause or permit any Transfer of any of the Subject Securities Owned by such Stockholder to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have executed a counterpart of this Agreement as a Stockholder and a proxy in the form attached hereto as Exhibit A (with such modifications as Acquiror may reasonably request) as a result of the Transfer.

              (b) TRANSFER OF VOTING RIGHTS. Each of the Stockholders agrees that, during the period from the date of this Agreement through the Expiration Date, such Stockholder shall ensure that: (a) none of the Subject Securities Owned by such Stockholder is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement (other than this Agreement) is entered into, with respect to any of the Subject Securities Owned by such Stockholder.



         3.   VOTING OF SHARES.

              (a) AGREEMENT. Each of the Stockholders covenants and agrees that, during the period from the date of this Agreement through the Expiration Date, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and in any written action by consent of the stockholders of the Company unless otherwise directed in writing by Acquiror, such Stockholder shall (i) appear in person or by proxy, or cause the holder of record as of the Record Date to appear in person or by proxy, at any annual or special meeting of stockholders of the Company (including the Company Stockholder Meeting) for the purpose of establishing a quorum, and (ii) vote or cause to be voted all issued and outstanding shares of Company Common Stock that are Owned by such Stockholder (individually or jointly) as of the Record Date in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other transactions contemplated by the Merger Agreement and each of the actions contemplated by the Merger Agreement and any action required in furtherance thereof.

              (b) PROXY. Contemporaneously with the execution of this Agreement:
(i) each of the Stockholders shall deliver to Acquiror a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) each of the Stockholders shall cause to be delivered to Acquiror an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any issued and outstanding shares of Company Common Stock that are Owned (but are not owned of record) by such Stockholder.

         4.   NO SOLICITATION.

              (a) Each Stockholder covenants and agrees that, during the period commencing on the date of this Agreement and ending on the Expiration Date, such Stockholder shall not, directly or indirectly through another Person, do any of the things described in clauses (i) through (iv) of Section 6.8(a) of the Merger Agreement.

              (b) Each Stockholder shall immediately cease any existing discussions with any Person that relate to any Company Takeover Proposal.

              (c) Notwithstanding the restrictions set forth in this Section 4, each of the Company and any person who is an officer or director of the Company may take any action consistent with the terms of the Merger Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder, severally and not jointly, represents and warrants to Acquiror as follows:

              (a) AUTHORIZATION. Such Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform such Stockholder's obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by such Stockholder and constitute the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms.

            (b)   NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

                  (i) The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder will not: (A) conflict with or violate any law, order, decree or judgment applicable to such Stockholder or by which such Stockholder or any of such Stockholder's properties are bound or affected; or (B) result in any breach of or constitute a default or breach (immediately or after the giving of notice, passage of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Securities pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties is bound or affected.

                  (ii) The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder will not, require any Consent of any Person.

            (c) TITLE TO SUBJECT SECURITIES. As of the date hereof, such Stockholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Company Common Stock set forth below such Stockholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Company Common Stock set forth below such Stockholder's name on the signature page hereof, and does not directly or indirectly Own, any shares of capital stock of the Company, or any option, warrant or other right to acquire any shares of capital stock of the Company, other than the shares and options, warrants and other rights set forth below such Stockholder's name on the signature page hereof.

            (d) ACCURACY OF REPRESENTATIONS. The representations and warranties of such Stockholder contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

         6.       OTHER COVENANTS OF THE STOCKHOLDERS.

                  (a) STOCKHOLDERS' MEETING AND PRE-CLOSING COOPERATION. Each of the Stockholders covenants and agrees that upon the request of Acquiror, such Stockholder shall promptly take any and all actions within his or her power that are necessary or desirable to cause the Company Stockholder Meeting to be held pursuant to Section 251 of the Delaware General Corporation Law, as amended, or any other applicable law.

                  (b) FURTHER ASSURANCES. At any time and from time-to-time after the date hereof through the Closing Date, and without additional consideration, each of the Stockholders will take such action and execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments as Acquiror may reasonably request for the purpose of effectively carrying out this Agreement.

                  (c) LEGEND. Immediately after the execution of this Agreement (and from time-to-time prior to the Expiration Date upon the acquisition by any of the Stockholders (individually or jointly) of Ownership of any shares of Company Common Stock), each of the Stockholders shall instruct the Company to cause each certificate of such Stockholder evidencing any issued and outstanding shares of Company Common Stock Owned by such Stockholder (individually or jointly) to bear a legend in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE AGREEMENT DATED AS OF MAY [ ], 1999, AS IT MAY BE AMENDED, BY AND AMONG NCO GROUP, INC. AND THE RECORD AND/OR BENEFICIAL OWNER OF THIS CERTIFICATE AND OTHER PERSONS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

            7.    RULE 145

                  (a) Stockholder understands that the common stock of Acquiror being issued in the Merger ("Acquiror Shares") will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of the Company as such term is defined for purposes of paragraphs
(c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the " Securities Act"). Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Acquiror Shares unless:

                       (i) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

                       (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, as evidenced by a broker's letter and a representation letter executed by Stockholder(satisfactory in form and content to Acquiror) stating that such requirements have been met;

                       (iii) counsel reasonably satisfactory to Acquiror shall have advised Acquiror in a written opinion letter (satisfactory in form and content to Acquiror), upon which Acquiror may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

                       (iv) an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Acquiror.

                  (b) Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Acquiror's transfer agent with respect to the Acquiror Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE OR AS OTHERWISE PROVIDED IN
                  SECTION 7 OF A VOTING AGREEMENT DATED AS OF MAY [ ], 1999, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

         8.       MISCELLANEOUS.

                  (a) NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by the Stockholders in this Agreement shall terminate upon the Expiration Date except
Section 7 which shall survive the Effective Time and remain in full force and effect with respect to each Stockholder with the earlier of (i) such time as that Stockholder has disposed of all of his Acquiror Shares in compliance with
Section 7(a), or (ii) such time as that Stockholder shall have satisfied the requirements of Rule 145(d)(2) or (d)(3); provided, however, nothing in this
Section 8(a) shall relieve any Stockholder from liability after the Expiration Date for any breach on or prior to the Expiration Date of any representation, warranty, or agreement made by such Stockholder in this Agreement.

                  (b) NOTICES. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to Acquiror shall be sent to its address stated on page one of this Agreement to the attention of Acquiror's General Counsel, with a copy sent simultaneously to the same address to the attention of Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania, 19105, Attention:
Francis E. Dehel, Esquire . Notices to the Stockholders shall be sent to their respective addresses stated on the signature page of this Agreement, with a copy sent simultaneously to Katten Muchin & Zavis, 525 West Monroe Avenue - Suite 1600, Chicago, Illinois 60661-3693, Attention: Howard Lanznar. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this
Section 8(b), provided that any such change of address notice shall not be effective unless and until received.

                  (c) ENTIRE UNDERSTANDING. This Agreement and the other agreements referred to herein, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  (d) WAIVERS. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.

                  (e) SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

                  (g) SECTION HEADINGS. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

                  (h) REFERENCES. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

                  (i) CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  (j) JURISDICTION AND PROCESS. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (i) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Delaware, (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware, (iii) each of the parties irrevocably waives the right to trial by jury, (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8(b), and (v) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

                  (k) NON-EXCLUSIVITY. The rights and remedies of Acquiror hereunder are not exclusive of or limited by any other rights or remedies which Acquiror may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

                  (l) BANKRUPTCY QUALIFICATION. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

                  (m) CONSTRUCTION. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (n) ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon each of the Stockholders and his, her or its heirs, successors and assigns, and shall inure to the benefit of Acquiror and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (o) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Acquiror shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, this being in addition to any other remedy to which Acquiror is entitled at law or in equity.

                  (p) OTHER AGREEMENTS AND INDEPENDENCE OF OBLIGATIONS. Nothing in this Agreement shall limit any of the rights or remedies of Acquiror or any of the obligations of the Stockholders under any other agreement. The covenants and obligations of the Stockholders set forth in this Agreement shall be construed as independent of any other agreement or arrangement between any or all of the Stockholders, on the one hand, and the Company or Acquiror, on the other. The existence of any claim or cause of action by any or all of the Stockholders against the Acquiror or the Company shall not constitute a defense to the enforcement of any of such covenants or obligations against any or all of the Stockholders.

                  (q) OBLIGATIONS OF STOCKHOLDERS; SIGNATURES OF ALL STOCKHOLDERS NOT REQUIRED. The obligations of the Stockholders under this Agreement shall be several and not joint. Each Stockholder agrees that the failure of any other Stockholder listed on the signature page to execute and deliver this Agreement shall not affect in any way the validity or enforceability of this Agreement with respect to those Stockholders who have executed this Agreement or the rights of Acquiror under this Agreement.




                      [BALANCE OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, each of the undersigned has caused this Voting Agreement to be executed as of the date first stated above.

                                    NCO GROUP, INC.


                                    By:_________________________________________
                                        Paul E. Weitzel, Jr.,
                                          Executive Vice President -
                                           Corporate Development

                                    STOCKHOLDERS:



                                    ___________________________________________
                                    Name:


                                    Address:___________________________________
                                    ____________________________________________
                                    Facsimile:__________________________________

                                    Number of issued and
                                    outstanding shares of
                                    Company Common Stock Owned
                                    of record as of the date of
                                    this Agreement:


                                    --------------

                                    Number of additional issued
                                    and outstanding shares of
                                    Company Common Stock Owned
                                    (but not of record) as of
                                    the date of this Agreement:

                                    ---------------


                                    Number of options, warrants
                                    and other rights to acquire
                                    shares of Company Common
                                    Stock owned of record as of
                                    the date of this Agreement:


                                    ---------------

                                    Number of additional
                                    options, warrants and other
                                    rights to acquire shares of
                                    Company Common Stock Owned
                                    (but not of record) as of
                                    the date of this Agreement:

                                    ---------------

                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY

                                IRREVOCABLE PROXY


         The undersigned Stockholder of [Cardinal], a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoint and constitutes Paul E. Weitzel, Jr., Steven L. Winokur and NCO Group, Inc., a Pennsylvania corporation ("Acquiror"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the issued and outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned (individually or jointly) may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of May [ ], 1999 , between Acquiror, the undersigned and other stockholders of the Company (the "Agreement"), and is granted in consideration of Acquiror entering into the Agreement and Plan of Merger, dated as of the date hereof, among Acquiror, [Newco]., a Delaware corporation and wholly owned subsidiary of Acquiror, and the Company (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Agreement.

         The attorneys and proxies named above will be empowered, and may exercise this proxy, at any time during the period from the date hereof through the Expiration Date at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, or in any written action by consent of stockholders of the Company, to (i) appear, or cause the holder of record as of the Record Date to appear, at any annual or special meeting of stockholders of the Company (including the [Company's Stockholder Meeting]) for the purpose of establishing a quorum, and (ii) vote or cause to be voted the shares (A) in favor of the Merger and the other transactions contemplated by the Merger Agreement, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the Merger and each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof; (B) against any other action, agreement or transaction that would, directly or indirectly, result in a Company Takeover Event; and (C) against any action, agreement or transaction that is intended or could reasonably be expected (x) to facilitate a person other than the Acquiror in acquiring the Company or (y) to impede, interfere with, delay, postpone, discourage or materially adversely affect the consummation of the Merger.

         The undersigned Stockholder[s] may vote the Shares on all other matters.
         This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

         Any term or provision of this proxy which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         This proxy shall terminate upon the Expiration Date.


Dated: May [    ], 1999

                                            STOCKHOLDER:



                                            ___________________________________
                                            Name:


                                            Number of shares
                                            of Company Common
                                            Stock owned of
                                            record as of the
                                            date of this
                                            proxy:

                                            --------------

                                  ANNEX IIA
                                  ----------


Richard Bainter
Michael Cunningham
David DuCoin
Edward DuCoin
John Erikson
Leeds Hackett
Mahmud Haq
Earl Johnson
Robert Jones
Les Kirschbaum
Scott Lang
Maurice Maher
David P. McCormick Trust
Mark E. McCormick Trust
Steven B. McCormick Trust
Robert Meador
Robert Meador, Trustee for 1998 RDM Trust
Kenneth W. Murphy Children's Trust
Kenneth W. Murphy
Billy Ray Pitcher
James Summers

                                  ANNEX III
                                  ---------

                                 NCO GROUP, INC.

                        CARDINAL ACQUISITION CORPORATION

                              OFFICERS' CERTIFICATE


         The undersigned officers of NCO Group, Inc., a Pennsylvania business corporation ("NCO"), and Cardinal Acquisition Corporation, a Delaware corporation which is a wholly-owned subsidiary of NCO ("Sub"), in connection with the legal opinions to be delivered by Blank Rome Comisky & McCauley LLP and Katten Muchin & Zavis relating to an Agreement and Plan of Reorganization ("Reorganization Agreement") and related Agreement and Plan of Merger dated , 1999 ("Plan of Merger") (the Reorganization Agreement and the Plan of Merger as mentioned collectively referred to as the "Merger Agreement") by and between NCO Group, Inc. and Compass International Services Corporation, incorporated under the Delaware General Corporation Law, as amended ("Compass"), and recognizing that Blank Rome Comisky & McCauley LLP and Katten Muchin & Zavis will rely on this Certificate in delivering such opinions, hereby certify that the facts which are described in this Certificate relating to the proposed merger ("Merger") of Sub with and into Compass pursuant to the Merger Agreement are true, complete and correct in all respects as of the date hereof and will be true, complete and correct in all respects on the Effective Date of the Merger as set forth in the Merger Agreement1, and further certify as follows:

         1. I am familiar with the terms and provisions of the Merger Agreement pursuant to which: (a) Sub will be merged with and into Compass, with Compass surviving the Merger and (b) Compass shareholders will receive NCO Common Stock

--------

     1 All terms used and not defined herein shall have the meaning ascribed to them in the Plan of Merger.

pursuant to certain formula conversion ratios.

         2. As to the matters set forth below, I either have personal knowledge or have obtained information from officers and employees of NCO and Sub, in whom I have confidence and whose duties require them to have personal knowledge thereof.

         3. I also have examined the Joint Proxy Statement/Prospectus (the
"Prospectus") of NCO and Compass dated on or about         , 1999 relating to
the Merger (including the financial statements and exhibits that are a part of or incorporated in the Prospectus), and to the best of my knowledge, information and belief, the facts stated in or incorporated in the Prospectus relating to NCO and Sub are true, correct and complete.

         4. To the best of my knowledge, the fair market value of the NCO Common Stock to be received by each shareholder of Compass will be approximately equal to the fair market value of the Compass stock surrendered in exchange therefor.

         5. Prior to the Merger, NCO will be in control of Sub within the meaning of Section 368(c) of the Internal Revenue Code, as amended ("Code").

         6. Following the Reorganization, Compass will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets and at least ninety percent (90%) of the fair market value of Sub's net assets and at least seventy percent (70%) of the fair market value of Sub's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by Compass or Sub to shareholders who receive cash or other property, amounts used by Compass or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Compass will be included as assets of Compass or Sub, respectively, immediately prior to the transaction.

         7. Following the Merger, Compass will not issue additional shares of its stock that would result in NCO losing control of Compass within the meaning of Section

368(c) of the Code.

         8. NCO has no plan or intention to reacquire any of its stock to be issued in the Merger.

         9. NCO has no plan or intention to liquidate Compass; to merge Compass into another corporation; to sell or otherwise dispose of the stock of Compass; or to cause Compass to sell or otherwise dispose any of the assets of Compass or any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

         10. Following the transaction, Compass will continue its historic business or use a significant portion of Compass' business assets in a business.

         11. NCO, Sub, Compass, and the shareholders of Compass will each pay their respective expenses, if any, incurred in connection with the Merger.

         12. There is no intercorporate indebtedness between NCO and Compass, nor between Sub and Compass, that was issued, acquired, or will be settled at a discount.

         13. Neither NCO nor Sub are "investment companies" as defined in Sections 368(a)(2)(F)(iii) or (iv) of the Code.

         14. No Sub stock will be issued in the Merger.

         15. None of the compensation received by any shareholder-employees of Compass was separate consideration for, or allocable to, any of their shares of Compass Common Stock; none of the shares of NCO Common Stock received by any shareholder-employees were separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         16. In the Merger, shares of Compass stock representing "control" of

Compass, as defined under Section 368(c) of the Code, will be exchanged solely for NCO stock. For purposes of this representation, Compass stock exchanged for cash or other property furnished by NCO will be considered as acquired by NCO. Further, no liabilities of Compass or the Compass shareholders will be assumed by NCO, nor will any of the Compass stock be subject to any liabilities.

         17. NCO does not own, directly or indirectly, nor has it owned during the past five (5) years, directly or indirectly, any Compass stock.

         18. Sub is either (i) a newly created subsidiary of NCO created for the sole purpose of effectuating the Merger, or (ii) an existing subsidiary of NCO, if the use of such subsidiary does not prevent the issuance of the legal opinions described in the initial paragraph hereof.

                                     NCO GROUP, INC.:


DATED:           , 1999.             By:___________________________________



                                     CARDINAL ACQUISITION CORPORATION:


DATED:            , 1999.            By:___________________________________

                                    ANNEX IV
                                    --------


                   Compass International Services Corporation

                             ----------------------
                             ----------------------

                             COMPANY TAX CERTIFICATE

Katten Muchin & Zavis
525 W. Monroe Street, Suite 1600
Chicago, Il 60661

Blank Rome Comisky & McCauley LLP
One Logan Square
Philadelphia, PA 19103

Ladies and Gentlemen:

         We refer to the Agreement dated as of May 12, 1999 (the "Agreement") among NCO Group, Inc., a Pennsylvania corporation ("Parent"), Cardinal Acquisition Corporation, a Delaware corporation and a transitory wholly-owned subsidiary of Parent ("Merger Sub"), and Compass International Services Corporation, a Delaware corporation (the "Company"), which provides for the merger (the "Merger") of Merger Sub with and into the Company on the terms and conditions therein set forth, the time at which the Merger becomes effective being hereinafter referred to as the "Effective Time." It is a condition to the obligations of the Company to effect the Merger that Katten Muchin & Zavis, counsel to Company, pursuant to Section 7.3(c) of the Agreement, and it is a condition of the obligation of Parent and Merger Sub to effect the Merger that Blank Rome Comisky & McCauley LLP, counsel to Parent and Merger Sub, pursuant to
Section 7.2(e) of the Agreement, render opinions to Company and Parent, respectively, regarding certain United States federal income tax consequences of the Merger. Capitalized terms not defined herein have the meanings specified in the Agreement.

         In connection with such opinions to be rendered by each of you, and acknowledging that each of you will rely upon the statements and representations made in this letter, the Company hereby certifies and represents to each of you that the statements and representations stated herein are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time).

                  1. The Company Common Stock is the only stock of the Company issued and outstanding. The fair market value of the Parent Common Stock and any cash in lieu of a fractional share of Parent Common Stock received by each Company stockholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange. In connection with the Merger, no holder of Company stock will receive in exchange for Company stock, directly or indirectly, any consideration from Parent other than Parent Common Stock and cash in lieu of a fractional share thereof.

Compass International Services Corporation
_______ __, 1999
Page 2

                  2. At the Effective Time, the Company will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts used by the Company to pay Merger expenses, amounts paid by the Company to redeem stock, securities, warrants or options of the Company as part of any overall plan of which the Merger is part, and amounts distributed by the Company to stockholders of the Company (except for regular, normal dividends) as part of any overall plan of which the Merger is a part, in each case will be treated as constituting assets of the Company immediately prior to the Effective Time. Without limiting the foregoing, all proceeds that have been received from the sales of stock by the Company in connection with the Stock Purchase Agreement between the Company and Swiss-Irish Enterprises, dated May __ 1999, have been retained by the Company for use in its business.

                  3. Prior to and in connection with the Merger, (i) the Company has not redeemed (and will not redeem) any Company stock and has not made (and will not make) any extraordinary distributions with respect thereto; and (ii) no person that is related to the Company within the meaning of Temp. Treas. Reg. ss. 1.368-1T(e)(2)(ii) has acquired (or will acquire) Company stock from any holder thereof.

                  4. Any dispositions prior to the Merger, in contemplation or as part of the Merger, of assets held by the Company will be (or have been) for full fair market value.

                  5. Each of the Company and its stockholders has paid and will pay only their respective expenses, if any, incurred in connection with the Merger, and the Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

                  6. There is no intercorporate indebtedness currently existing between Parent and the Company or between Merger Sub and the Company that was issued, was acquired or was or will be settled at a discount.

                  7. The Company has no plan or intention to issue additional shares of its stock after the Effective Time that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Code.

                  8. At the Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in
         Section 368(c) of the Code. Immediately prior to the Effective Time, other than options outstanding under the Company's Option Plan, there will be no options, warrants, equity securities,

Compass International Services Corporation
_______ __, 1999
Page 3

         calls, rights, commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant or enter into any such option, warrant, equity security, call, right, commitment or agreement.

                  9. The Company is not an investment company, as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                  10. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  11. At the Effective Time, the total fair market value of the assets of the Company will exceed the sum of its liabilities, plus (without duplication) the amount of any liabilities to which such assets are subject.

                  12. None of the compensation to be received by any Company stockholder who is an employee of the Company or any affiliate of the Company at the Effective Time, whether for past or future services to the Company, will be separate consideration for, or allocable to, any of his or her shares of Company Common Stock.

                  13. None of the Parent Common Stock to be received in the Merger by any Company stockholder who is an employee of the Company or an affiliate of the Company at the Effective Time in exchange for Company Common Stock will be separate consideration for, or allocable to, any employment arrangement.

                  14. In the Merger, shares of Company stock representing control of the Company (within the meaning of Section 368(c) of the Code) will be exchanged solely for Parent Common Stock. No shares of Company Common Stock are, or at the Effective Time will be, held by any direct or indirect subsidiary of the Company. For purposes of this paragraph 15, shares of Company stock to be exchanged for cash or other property originating with Parent are treated as constituting outstanding shares of the Company stock at the Effective Time.

                  15. Following the Merger, the Company will continue its historic business or use a significant portion of its business assets in a business.

                  16. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purposes of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total

Compass International Services Corporation
_______ __, 1999
Page 4

         cash consideration that will be paid in the Merger to the holders of Company Capital Stock in lieu of issuing fractional shares of Parent Common Stock will not exceed 1% of the total consideration that will be issued in the Merger to the holders of the Company Common Stock in exchange for their Company Common Stock. Except for any cases in which a Company stockholder holds a beneficial interest in shares of Company Common Stock through more than one account and such multiple accounts cannot be aggregated by the Company, either because the beneficial interests cannot be identified by the Company or it would be impracticable for the Company to do so, the fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive an amount of cash greater than the Share Value.

                  17. At the Effective Time of the Merger, there will be no accrued but unpaid dividends on Company Common Stock.

         The Company hereby undertakes to inform each of you and Parent immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time. This letter is being furnished to each of you solely for your benefit and for use in rendering your opinions and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than as referred to or included in your opinions) without the express written consent of the Company.

                                            Very truly yours,




                                            By:________________________________
                                               Name:
                                               Title:

                                    ANNEX V
                                    -------











(215) 569-5500

(215) 569-5555

@blankrome.com





NCO Group, Inc.
515 Pennsylvania Avenue
Fort Washington, PA 19034


         RE:      ACQUISITION OF COMPASS INTERNATIONAL SERVICES CORPORATION
                  ---------------------------------------------------------

Gentlemen:

         You have requested our opinion concerning certain Federal income tax consequences of the merger of Cardinal Acquisition Corporation, an entity incorporated under the Delaware Corporation Law, as amended ("Sub"), and a wholly-owned subsidiary of NCO Group, Inc., a Pennsylvania business corporation, ("Parent"), with and into Compass International Services Corporation, an entity incorporated under the Delaware Corporation Law ("Compass"). The terms of the merger are described in the Joint Proxy Statement/ Prospectus of Parent dated
                  , 1999 (the "Prospectus"). Our opinion is based upon our understanding of the facts of and incident to the transaction, as are set forth in the Prospectus, and upon the condition that those facts are true, correct and complete. Further, our opinion is issued in reliance upon the Officer's Certificates of Parent and Sub and the Officer's Certificate of Compass (attached as exhibits hereto) relating to the truth, correctness and completeness of those facts and the facts in the Prospectus, including the financial statements and exhibits that are a part thereof. Those exhibits include the Amended the Agreement and Plan of Merger both dated as of
                          , 1999 by and between Parent, Sub and Compass
(together, the "Plan of Merger"). This opinion is being furnished pursuant to the Plan of Merger, and all capitalized terms herein, unless otherwise specified, have the meanings assigned thereto in the Plan of Merger.

NCO Group, Inc.

         In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Plan of Merger, the Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Parent, Sub, Compass and others. In particular, we have relied upon certain representations of the managements of Parent, Sub and Compass in the Officer's Certificates which are attached hereto.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986 as amended (the "Code")1, Treasury Regulations and the pertinent judicial authorities and interpretive rulings of the Internal Revenue Service (the "Service").

         Based solely upon the foregoing and provided that the Merger and the other transactions contemplated by the Plan of Merger are consummated in the manner described in the Prospectus, we are of the opinion that under present law, for federal income tax purposes:

                  1. The Merger of Sub into Compass will constitute a reorganization within the meaning of Section 368(a) of the Code. Parent, Sub and Compass each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

                  2. Compass shareholders will recognize no gain or loss upon their exchange of Compass stock for shares of Parent Common Stock. Code Section 354(a).



--------
     1 Unless otherwise indicated, all section references are to sections of the Code.

NCO Group, Inc.

                  3. The basis of the Parent Common Stock received by the shareholders of Compass (including fractional shares) will be the same as the basis of the Compass stock surrendered in exchange. Code Section 358(a)(1).

                  4. The holding period of the Parent Common Stock received by a Compass shareholder (including any fractional shares) will include the period during which the Compass stock surrendered in exchange therefor was held by such Compass shareholder, provided that the Compass stock surrendered was a capital asset in the hands of such Compass shareholder on the date of the exchange. Code
Section 1223(a).

                  5. Cash received by shareholders of Compass in lieu of fractional shares of Parent will be treated as a distribution in redemption of their fractional share interests subject to the provisions and limitations of
Section 302 of the Code. Rev.
Rul. 66-365, 1966-2 C.B. 116.

         This letter expresses our views only as to the specific issues addressed above. No opinion is expressed concerning the Federal income tax treatment of the transaction under any provision of the Code not specifically referenced herein, including the tax treatment of the substitution by Parent of any options to purchase Compass Common Stock. No opinion is expressed with respect to state and local taxes, Federal or state securities law, or any other Federal, state or local law not expressly referenced herein.

         Our opinions set forth our legal judgement, and are not binding on the Service or any other person. Therefore, there can be no assurance that the conclusions set forth herein would be sustained by a court if challenged.

         Further, the opinions set forth represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinions expressed herein.

         We are pleased to offer this opinion based upon the Federal income tax laws

NCO Group, Inc.

as of this date. No assurances can be provided as to future changes in or administrative or judicial interpretations of these laws.

         This letter is solely for your use in connection with the transaction referenced herein. It may not be reproduced, quoted in whole or in part, referred to in any other context or filed with any governmental agency without the prior written consent of this firm.

                                            Very truly yours,



                                            BLANK ROME COMISKY & McCAULEY LLP


cms

                                    ANNEX VI
                                    --------





                                                   ______, 1999

Compass International Services Corporation
Attention:  Board of Directors

Ladies and Gentlemen:

         We have been requested to render this opinion concerning certain matters of federal income tax law in connection with the proposed merger of Cardinal Acquisition Corporation, a newly formed corporation, organized and existing under the laws of the State of Delaware ("Merger Sub") which is wholly owned by NCO Group, Inc., a corporation organized and existing under the laws of the State of Pennsylvania ("Parent"), with and into Compass International Services Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), with the Company surviving the merger and becoming a wholly owned subsidiary of Parent, pursuant to the applicable corporate law of the State of Delaware (the "Merger"), and in accordance with that certain Agreement and Plan of Merger dated as of May 12, 1999, among the Company, Parent and Merger Sub (the "Agreement") and related documents and agreements referenced in the Agreement (together with the Agreement, the "Merger Agreement"). Our opinion is being delivered to you pursuant to Section 7.3(c) of the Agreement.

         Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as special legal counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time of the Merger) and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

         1.       The Merger Agreement;

         2. The Stock Purchase Agreement between Compass International Services Corporation and Swiss-Irish Enterprises, dated May 12, 1999 (the "Stock Purchase Agreement");

_____, 1999
Page 2



         3. Representations made to us by Parent and Merger Sub, including those representations contained in that certain Parent Tax Certificate dated _____;

         4. Representations made to us by the Company, including those representations contained in that certain Company Tax Certificate dated ____;

         5.       Parent's  Registration Statement on Form S-4, dated _____; and

         6. Such other instruments and documents related to the formation, organization and operation of the Company, Parent and Merger Sub or the consummation of the Merger and the transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

         1. Original documents (including signatures) are authentic; documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

         2. Any representation or statement referred to above made "to the knowledge of" or otherwise similarly qualified is correct without such qualification;

         3. The Merger will be consummated pursuant to the Merger Agreement and will be effective under the applicable state law;

         4. After the Merger, the Company will hold "substantially all" of its and Merger Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder;

         5. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business;

         6. No outstanding indebtedness of the Company, Parent or Merger Sub has represented or will represent equity for tax purposes (including, without limitation, any loans from Parent to the Company); no outstanding equity of the Company, Parent or Merger Sub has represented or will represent indebtedness for tax purposes; no outstanding security (other than the Company Option Plan),

_____, 1999
Page 3




                  instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire the Company stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code;

         7. Each of Company, Parent and Merger Sub has paid and will pay only its respective expenses, if any, incurred in connection with the Merger, and neither Parent, Merger Sub nor Company has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Common Stock; and

         8. Neither Parent, the Company nor Merger Sub is, or will be at the time of the Merger: (a) an "investment company" within the meaning of Section 368(a)(2)(F) of the Code; or (b) under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion, as special counsel for Company, that for federal income tax purposes:

                  (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Merger Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by Company, Parent, or Merger Sub as a result of the Merger;

                  (iii) no gain or loss will be recognized by the stockholders of the Company upon the exchange of their Common Stock solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                  (iv) the aggregate tax basis of the shares of Parent Common Stock received solely in exchange for Common Stock pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Common Stock exchanged therefor;

_____, 1999
Page 4

                  (v) the holding period for shares of Parent Common Stock received solely in exchange for Common Stock pursuant to the Merger will include the holding period of the Common Stock exchanged therefor, provided such Common Stock was held as a capital asset by the stockholder at the Effective Time; and

                  (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

         In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

         1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         2. Our opinion concerning certain of the federal tax consequences of the Merger is limited to the specific federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any other federal, estate, gift, state, local or foreign tax consequences that may result from the Merger.

         3. No opinion is expressed if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this

_____, 1999
Page 5

                  opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         4. No ruling has been or will be requested from the Internal Revenue Service concerning the federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representation, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or that a court considering the issues would not hold otherwise.

         5. This opinion is being delivered solely for the purpose of satisfying the condition set forth in Section 7.3(c) of the Merger Agreement. This opinion may not be relied upon or utilized for any other purpose or by any other person or entity, including the Company and its stockholders, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of our name in the Registration Statement wherever it appears.


                                                     Very truly yours,


                                                     KATTEN MUCHIN & ZAVIS